UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PPL CORPORATION
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A century of people **powering life.**

Energy
forward.

PPL CORPORATION

2020 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

WILLIAM H. SPENCE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Message to

Our Shareowners

Dear Shareowner,

On behalf of our Board of Directors and our entire team at PPL, thank you for your continued investment.

As we celebrate PPL’s centennial in 2020, I am reminded of just how far we have come as a company and as a society. A century ago, PPL’s focus was extending electric light to communities across the regions we serve. Today, it’s about powering so much more, from how we work to how we play and everything in between.

Against this backdrop, the people of PPL continue to make a positive impact on society. Our achievements in 2019 speak to this progress as we:

•	Delivered electricity and gas safely and reliably to more than 10 million customers.

•	Invested more than $3 billion to improve grid resilience, minimize our impact on the environment and advance a cleaner energy future.

•	Provided superior customer satisfaction in the regions we serve.

•	Continued to innovate to improve service to our customers.

•	Executed agreements to acquire, develop, own and operate 110 megawatts of solar generation capacity.

•	Achieved earnings above our forecast midpoint for the 10th straight year.

•	Paid more than $1 billion in dividends to shareowners who have invested their hard-earned savings with PPL.

These accomplishments and more are a testament to our vision, our values, and the teamwork, dedication, expertise and professionalism of our 12,000 employees in the U.S. and U.K. Moreover, they are the direct result of our long-term strategy to deliver best-in-sector operational performance, invest responsibly in a sustainable energy future, provide a superior customer experience, maintain a strong financial foundation, and engage and develop our people.

As PPL eyes a new century of service, I am excited about the opportunity we have to shape our shared energy future, to foster innovation, to shift in a smart way to a cleaner energy mix, to create long-term shareowner value and to make a difference in our customers’ lives. And I am pleased that our company will be under the leadership of Vince Sorgi, who will succeed me as our CEO when I retire on June 1.

As always, we welcome your feedback on the direction we’re headed, we encourage you to vote your shares, and we invite you to join us for our annual meeting of shareowners, which will begin at 9 a.m. on Wednesday, May 13, via live webcast on the internet. Please see the details in our Notice of Annual Meeting of Shareowners and in the General Information section of our proxy statement.

We look forward to creating additional value for you, for our customers and for the communities we serve moving forward. We are grateful for your continued support.

Sincerely,

William H. Spence

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Date	May 13, 2020

Time	Online check-in begins: 8:30 a.m. Eastern Time Meeting begins: 9:00 a.m. Eastern Time

Place	Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2020

Items of Business

•  To elect ten directors, as listed in this Proxy Statement, for a term of one year.

•  To conduct an advisory vote to approve the compensation of our named executive officers.

•  To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020.

•  To consider one shareowner proposal, if properly presented.

•  To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 28, 2020.

Proxy Voting	Your vote is important. Please vote your shares by voting on the internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 85.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareowners, this year’s Annual Meeting will be held in a virtual meeting format only, which will be conducted live through an audio webcast on the internet. You will not be able to attend the Annual Meeting in-person. We believe that a virtual meeting this year provides expanded shareowner access and participation at a time when many shareowners may be concerned with possible health risks of attending a meeting with a large group of people or who are subject to “stay-at-home” directives. The virtual meeting affords shareowners the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/PPL2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instructions that accompanied your proxy materials.

On Behalf of the Board of Directors,

Joanne H. Raphael Executive Vice President, General Counsel and Corporate Secretary

April 2, 2020

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 13, 2020:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

QUICK INFORMATION

The following charts provide quick information about PPL Corporation’s 2020 Annual Meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 2, 2020.

Annual Meeting Information

DATE & TIME Wednesday, May 13, 2020 9:00 a.m. Eastern Time	LOCATION Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2020	RECORD DATE February 28, 2020

  Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
Proposal 1 Election of Directors	FOR, AGAINST or ABSTAIN for each Director Nominee	FOR each Nominee	Page 5
Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers	FOR, AGAINST or ABSTAIN	FOR	Page 26
Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST or ABSTAIN	FOR	Page 78
Proposal 4 Shareowner Proposal – Adopt Policy to Require Independent Chairman of the Board	FOR, AGAINST or ABSTAIN	AGAINST	Page 81

See information beginning on page 85 on how you can vote.

  Corporate Governance and Compensation Facts

Corporate Governance or Compensation Matter	PPL’s Practice
Board Composition, Leadership and Operations
Current Number of Directors	9
Director Independence	89%
Standing Board Committee Membership Independence	Yes
Separate Chairman of the Board and Chief Executive Officer	No
Independent Lead Director	Yes
Robust Responsibilities and Duties Assigned to the Lead Director	Yes
Voting Standards in Director Elections	Majority with plurality carve-out for contested elections

Corporate Governance or Compensation Matter	PPL’s Practice

Board Composition, Leadership and Operations
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (75)
Mandatory Tenure	No
Average Director Age	66
Median Director Tenure	9 years
Total Diversity on Board	56% (based on gender and ethnicity)
Directors Attending Fewer than 75% of Meetings	None
Annual Board and Committee Self-Evaluation Process	Yes
Independent Directors Meet without Management Present	Yes
Number of Board Meetings Held in 2019	7
Total Number of Board and Committee Meetings Held in 2019	25
Proxy Access Bylaw	Yes
Sustainability and Other Governance Practices
Board and Committee Oversight of ESG	Yes
Board Oversight of Corporate Culture	Yes
Board Oversight of Cybersecurity	Yes
Sustainability Strategy and Commitments	Yes
ESG Considered in Enterprise Risk Management	Yes
Environmental Commitment	Yes
Human Rights Statement	Yes
Code of Conduct for Directors, Officers and Employees	Yes
Supplier Code of Conduct	Yes
Shareowner Engagement Practice	Yes
Corporate Political Contribution Policy	Yes
Political Contributions Disclosed	Yes
Voluntary Disclosures Using Frameworks (GRI, CDP Climate, TCFD, SASB & EEI-AGA)	Yes
Anti-hedging and Anti-pledging Policy	Yes
Robust Stock Ownership Policies	Yes
Family Relationships	None
Material Related-Party Transactions with Directors	None
Independent Auditor	Deloitte & Touche LLP
Compensation Practices
CEO Pay Ratio	96:1
Clawback Policy	Yes
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Percentage of Incentive Compensation at Risk	100%
Performance-based Percentage of Long-term Incentive Compensation	80%
Dividend Equivalents Paid on Unvested Equity Awards Granted to Executive Officers	None
Tax “Gross-ups” for NEO Perquisites or in New Change-in-Control Severance Agreements	None
Annual Risk Assessment of Compensation Policies and Practices	Yes
Independent Compensation Consultant	Frederic W. Cook & Co., Inc.

PPL CORPORATION 2020 Proxy Statement i

Annual Cash Incentive Awards	70

Long-term Incentive Awards	70
Summary of Benefits-Termination Events	71

CEO PAY RATIO	77

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Page 78

Fees to Independent Auditor for 2019 and 2018	78

Report of the Audit Committee	79

SHAREOWNER PROPOSAL

Page 81

PROPOSAL 4: INDEPENDENT BOARD CHAIRMAN	81

Board of Directors’ Response	81

GENERAL INFORMATION
Page 84

ANNEX A

This proxy statement, including the “Compensation Discussion and Analysis” section, contains references to “earnings from ongoing operations” of PPL. This is a measure of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. It is not, however, a financial measure prescribed by generally accepted accounting principles, or GAAP. This non-GAAP financial measure adjusts “net income” (which is a GAAP financial measure) for certain special items, with further adjustments for compensation purposes. For a reconciliation of earnings from ongoing operations to net income, as well as a description and itemization of the special items and other adjustments used to derive earnings from ongoing operations for PPL and each of its business segments for compensation purposes, please see Annex A to this proxy statement.

ii PPL CORPORATION 2020 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2019 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 2, 2020.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 5.
✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve the compensation of our named executive officers ... Page 26.

• Ratification of Deloitte & Touche LLP as independent auditor for 2020 ... Page 78.
✓ Your Board recommends a vote FOR both proposals.

Shareowner Proposal ... Page 81.
X	Your Board recommends a vote AGAINST this proposal.

Performance Highlights for 2019

Highest	$3.2 billion	$1 billion	CO2 reduction

in customer satisfaction among U.K. utilities and winners of four J.D. Power awards for customer satisfaction in the U.S.	in infrastructure investment to make the grid smarter, more reliable and more resilient and to advance a cleaner energy future.	in dividends paid to shareowners, including PPL’s 17th dividend increase in the last 18 years.	by 56% from 2010 levels. In 2020, increased CO2 reduction goal to 70% by 2040 and 80% reduction by 2050.

See page 28 for additional information on PPL’s performance highlights for 2019.

PPL CORPORATION 2020 Proxy Statement 1

PROXY SUMMARY

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)

John W. Conway	74	2000	Retired Chief Executive Officer, Crown Holdings, Inc.	Independent Lead Director	CC, EC, FC

Steven G. Elliott	73	2011	Retired Senior Vice Chairman, Bank of New York Mellon Corporation	X	AC, EC, FC

Raja Rajamannar	58	2011	Chief Marketing & Communications Officer and President, Healthcare, MasterCard Incorporated	X	CC, GNC

Craig A. Rogerson	63	2005	Chairman, President and Chief Executive Officer, Hexion Holdings Corporation and Hexion Inc.	X	CC, EC, FC

Vincent Sorgi	48	Nominee	President and Chief Operating Officer, PPL Corporation	Management Nominee	None

William H. Spence	63	2011	Chairman and Chief Executive Officer, PPL Corporation	Management Director	EC

Natica von Althann	69	2009	Former Senior Credit Risk Management Executive, Bank of America and former Chief Credit Officer, U.S. Trust	X	CC, EC, FC

Keith H. Williamson	67	2005	President, Centene Charitable Foundation, and Former Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, GNC

Phoebe A. Wood	66	2018	Principal of CompaniesWood and former Chief Financial Officer of Brown-Forman Corporation	X	AC, EC, GNC

Armando Zagalo de Lima	61	2014	Retired Executive Vice President, Xerox Corporation	X	AC, GNC

(1)	Board Committees: AC – Audit CC – Compensation EC – Executive FC – Finance GNC – Governance and Nominating

2 PPL CORPORATION 2020 Proxy Statement

PROXY SUMMARY

Executive Compensation Program

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our Corporate Strategic Framework, which links executive compensation with the interests of our shareowners. In 2019, 85% of the CEO’s target compensation opportunity was “at-risk” and 73% was performance-based.

CEO’s 2019 Target Total Direct Compensation Mix

Compensation Element	Features

Base Salary	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience, responsibility and competitive market levels

Annual Cash Incentive	• Paid in cash • Based on a combination of corporate and business segment financial and operational performance • Capped at two times target payout for top performance

Long-term Equity Incentives (LTI)

Performance Units TSR – 40% of LTI ROE – 40% of LTI

•  Payable in shares of PPL common stock

•  Payout range from 0% to 200% of target

•  Represents 80% of the total LTI opportunity

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

TSR-based Performance Units

•  Based on three-year total shareowner return (TSR) performance relative to the Philadelphia Stock Exchange Utility Index (UTY)

ROE-based Performance Units

•  Based on the average of PPL’s annual corporate return on equity (ROE) for each year of a three-year performance period

Restricted Stock Units 20% of LTI	• Payable in shares of PPL common stock • Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

Other Elements	• Limited perquisites • Retirement plans • Deferred compensation plans

PPL CORPORATION 2020 Proxy Statement 3

PROXY SUMMARY

Pay for Performance

For 2019, performance-based compensation for the NEOs was primarily based on (1) earnings per share from ongoing operations as adjusted for compensation purposes, or EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative TSR, and (5) corporate ROE. All of our goals align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

Our 2019 performance resulted in:

•	Annual cash incentive award payouts ranging from 150.34% to 180.11% of target as a result of achieving strong financial and operating results.

•

Forfeited 60% of the total LTI grants made to NEOs in 2017 due to below threshold level performance relative to the UTY. Forfeited awards were TSR-based performance units for the 2017-2019 performance period.

•	Performance units forfeited had a grant date value of $3.12 million for Mr. Spence and $2.26 million for all other NEOs.

•	ROE-based performance units, which comprised 20% of the total LTI grants made to our NEOs in 2017, paid out at 200% of target for the 2017-2019 performance period.

•	ROE grants from 2017 had a grant date value of $1.04 million for Mr. Spence and $750,000 for all other NEOs.

•	Mr. Spence did not receive a base salary increase in 2019 for the second consecutive year, reflecting the Compensation Committee’s desire to align the CEO compensation with TSR performance.

Primarily due to a decrease in the discount rate used to measure pension obligations, there was an increase in 2019 of approximately $2.7 million in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for Mr. Spence in the Summary Compensation Table (SCT) on page 54. To show the effect that the year-over-year change in pension value had on total compensation as shown in the “Total” column of the SCT, this table shows what Mr. Spence’s total compensation was for the last three years with and without the change in pension value.

4 PPL CORPORATION 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to elect the ten director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee. The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of the nominees, unless you indicate otherwise on the proxy or ballot card.

The table below summarizes, in no particular order, the primary experiences, qualifications and skills that our nominees for director bring to the Board.

Global Business Perspective	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulated Industry		✓	✓		✓	✓	✓	✓	✓
Risk Management	✓	✓		✓	✓	✓	✓		✓
Customer Relationships and Marketing		✓	✓			✓	✓	✓		✓
Public Company Board Experience	✓	✓		✓		✓	✓		✓
Finance and Accounting		✓			✓		✓	✓	✓
Technology and Cybersecurity		✓	✓			✓			✓	✓
Environmental	✓		✓	✓		✓
CEO	✓			✓		✓

PPL CORPORATION 2020 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

JOHN W. CONWAY Age: 74 Director since: 2000 Independent Director Lead Director	Board Committees: • Compensation • Executive • Finance	Other Public Directorships: • Crown Holdings, Inc.

Professional Experience:

•	Former Chief Executive Officer (2001–2015), President (1998–2013) and Chief Operating Officer (1998–2001), Crown Holdings, Inc., an international manufacturer of packaging products for consumer goods

•	Former President, Continental Can International Corporation

•	Former Chairman, Can Manufacturers Institute

Experience and Qualifications: With years of demonstrated managerial ability as a chief executive officer and chief operating officer of a large global manufacturing company, Mr. Conway brings to our Board a wealth of knowledge regarding organizational, operational and risk management, as well as environmental oversight and board leadership experience at a large public company.

STEVEN G. ELLIOTT Age: 73 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance	Other Public Directorships: • Huntington Bancshares Incorporated Former Public Directorships within the Last Five Years: • AllianceBernstein Corporation (2011-2017)

Professional Experience:

•

Former Senior Vice Chairman (1998–2010), Vice Chairman (1992–1998), Chief Financial Officer (1990–1992) and Executive Vice President and head of the finance department (1987–1990), The Bank of New York Mellon Corporation, an investment management and investment servicing company

•	Prior to joining Mellon, held senior officer positions at First Commerce Corporation, Crocker National Bank, Continental Illinois National Bank and First Interstate Bank of California

Experience and Qualifications: With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board extensive knowledge of organizational and operational management from a regulated industry perspective, as well as risk management expertise. Mr. Elliott has experience leading strategic acquisitions, divestitures and restructurings, as well as in asset servicing, securities lending, foreign exchange, capital markets, global cash management and strategic technology.

6 PPL CORPORATION 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

RAJA RAJAMANNAR Age: 58 Director since: 2011 Independent Director	Board Committees: • Compensation • Governance and Nominating

Professional Experience:

•

Current Chief Marketing & Communications Officer and President, Healthcare (2016–present) and Chief Marketing Officer (2013–2016), MasterCard Incorporated, a technology company in the global payments industry

•	Former Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc. (2012–2013)

•	Former Chief Innovation and Marketing Officer and Chief Executive of International Operations for Humana Inc. (2009–2012)

•	Various senior management marketing and sales positions with Citigroup (1994–2009)

•	Various sales and product management roles with Unilever (1988–1994)

Experience and Qualifications: With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing, data and digital technologies expertise. He also received a post graduate certificate in environmental studies.

CRAIG A. ROGERSON Age: 63 Director since: 2005 Independent Director	Board Committees: • Compensation (Chair) • Executive • Finance	Other Public Directorships: • Ashland Global Holdings Inc. Former Public Directorships within the Last Five Years: • Chemtura Corporation (2008-2017)

Professional Experience:

•

Chairman, President and Chief Executive Officer (July 1, 2019–present), Hexion Holdings Corporation, and continues to serve as Chairman, President and Chief Executive Officer (2017–present), Hexion Inc., a global producer of thermoset resins as well as other chemical platforms serving a wide range of market applications. In April 2019, Hexion Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully emerged in July 2019.

•	Former Chairman, President and Chief Executive Officer (2008–2017), Chemtura Corporation, a global manufacturer and marketer of specialty chemicals

•	Former President, Chief Executive Officer and director, Hercules Incorporated (2003–2008)

•

Serves as a Director for: American Chemistry Council; Society of Chemical Industry; Pancreatic Cancer Action Network; and Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University

Experience and Qualifications: With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board a wealth of knowledge of organizational, operational and risk management expertise, as well as environmental oversight and board leadership experience.

PPL CORPORATION 2020 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

VINCENT SORGI Age: 48 Director Nominee Management Director

Professional Experience:

•	President and Chief Operating Officer (July 2019–present), PPL Corporation

•	Former Executive Vice President (January 2019–June 2019) and Chief Financial Officer (2014–2019), Senior Vice President (2014–2019) and Vice President and Controller (2010–2014), PPL Corporation

•	Previous Controller for PPL’s former energy supply and marketing segment (2010–2014) and financial director of the former PPL Generation subsidiary (2006–2010)

•	Prior to joining PPL, worked for Public Service Enterprise Group and Deloitte & Touche LLP

•	Member, American Institute of Certified Public Accountants

•	Chairman of the Board of the Da Vinci Science Center in Allentown, Pennsylvania

Experience and Qualifications: With more than 25 years of experience in the utility industry, Mr. Sorgi brings to our Board extensive finance and accounting expertise, providing valuable insight into the areas of financial reporting and accounting and controls. He also provides a wealth of knowledge on risk management, financial planning, and strategic development from a regulated utility industry perspective.

WILLIAM H. SPENCE Age: 63 Director since: 2011 Management Director	Board Committees: • Executive (Chair)	Other Public Directorships: • The Williams Companies, Inc.

Professional Experience:

•	Chairman (2012–present) and Chief Executive Officer (2011–present), PPL Corporation

•	Former President (2011–2019) and Executive Vice President and Chief Operating Officer (2006–2011), PPL Corporation

•

Former Senior Vice President, Pepco Holdings, Inc. (2002–2006) and held a number of senior management positions during 19 years with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv

•	Member, Executive Committee of the Edison Electric Institute (EEI)

•	Co-Chairman, EEI’s CEO Policy Committee on Reliability, Security and Business Continuity

•

Member, EEI’s Electricity Subsector Coordinating Council (serves as the principal liaison between the federal government and the electric power sector to protect the grid from cyber and physical threats to critical infrastructure)

Experience and Qualifications: Having broad-ranging operating experience in the energy industry, Mr. Spence brings a full range of strategic and risk management expertise, a broad understanding of the issues facing a global business in the energy industry, environmental and information technology experience, and an in-depth knowledge of the company’s business and culture to the Board and the Chairman position.

8 PPL CORPORATION 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

NATICA VON ALTHANN Age: 69 Director since: 2009 Independent Director	Board Committees: • Compensation • Executive • Finance (Chair)	Other Public Directorships: • FuelCell Energy, Inc.

Professional Experience:

•	Founding Partner (2009–2013), C&A Advisors, a consulting firm in the areas of financial services and risk management

•	Former Senior Credit Risk Management Executive, Bank of America (2007–2008)

•	Former Chief Credit Officer, U.S. Trust (2003–2007)

•

26 years at Citigroup in various senior management roles including managing director and co-head of the U.S. Telecommunications – Technology group for Citigroup Securities, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group

•	Director, TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications: With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge regarding organizational and operational management from a regulated industry perspective, as well as financial and risk management expertise.

KEITH H. WILLIAMSON Age: 67 Director since: 2005 Independent Director	Board Committees: • Audit • Governance and Nominating

Professional Experience:

•	President, Centene Charitable Foundation (February 2020–present)

•

Former Executive Vice President, Secretary and General Counsel (2012–February 2020), Centene Corporation, a provider of managed healthcare services, primarily through Medicaid, commercial and Medicare products

•	Former Senior Vice President, Secretary and General Counsel, Centene Corporation (2006–2012)

•

Former President, Capital Services Division, Pitney Bowes Inc. (1999–2006) and various positions in tax, finance and legal groups, including oversight of the treasury function and rating agency activity (1988–1998)

Experience and Qualifications: With years of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, as well as customer relationship experience.

PPL CORPORATION 2020 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

PHOEBE A. WOOD Age: 66 Director since: 2018 Independent Director	Board Committees: • Audit • Executive • Governance and Nominating (Chair)

Other Public Directorships:

•   Invesco Ltd.

•   Leggett & Platt, Incorporated

•   Pioneer Natural Resources Company

Former Public Directorships within the Last Five Years:

•   Coca-Cola Enterprises, Inc. (2010-2016)

Professional Experience:

•	Principal (2008–present), CompaniesWood, a consulting firm specializing in early stage investments

•	Former Vice Chairman and Chief Financial Officer (2006–2008) and Executive Vice President (2001–2006), Brown-Forman Corporation

•	Former Vice President and Chief Financial Officer and director, Propel Corporation (2000–2001)

•	Almost 24-year tenure at Atlantic Richfield Corporation in various financial management capacities

Experience and Qualifications: With her extensive experience as a financial executive, including in the energy industry, and board service with publicly traded companies in other industries, Ms. Wood brings to our Board a wealth of experience in finance, accounting, strategic planning, capital markets and risk management.

ARMANDO ZAGALO DE LIMA Age: 61 Director since: 2014 Independent Director	Board Committees: • Audit • Governance and Nominating

Professional Experience:

•	Former Executive Vice President (2010–2015), Xerox Corporation, a multinational enterprise for business process and document management

•	Former President, Xerox Technology (2012–2014)

•	Former President of Global Customer Operations (2010–2012), Xerox Corporation

•	Former President (2004–2010) and Chief Operating Officer (2001–2004), Xerox Europe

•	Various sales, marketing and management positions for Xerox across Europe (1983–2001)

Experience and Qualifications: Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services, customer service and global business operations.

*    *    *

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 88.

Your Board of Directors recommends that you vote FOR each nominee included in Proposal 1

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BOARD OF DIRECTORS

Attendance. The Board of Directors met seven times during 2019. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2019 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/governance), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of his or her immediate family and the company and its subsidiaries. The Board determined that the following eight directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Conway, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mses. von Althann and Wood.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Mr. Conway serves as the presiding director for these executive sessions and also serves as the independent “lead” director of the Board, as described more particularly in the following section.

Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are currently held by Mr. Spence. In light of the company’s recently announced plans for a transition in the CEO position, the Board has determined to split the Chairman and CEO roles. The company announced in February 2020 that Mr. Spence will transition out of his CEO role and become the non-executive Chairman of the Board as of June 1, 2020. Until that time, he will continue to serve as executive Chairman and CEO. In connection with this transition, Mr. Sorgi, who is currently serving as our President and Chief Operating Officer, will assume the role of CEO as of June 1, 2020 and is being nominated in this proxy statement for election to the PPL Board of Directors. The Board believes the retention of Mr. Spence as non-executive Chairman is optimal at this time given Mr. Spence’s extensive experience in the utility industry, his deep knowledge of PPL’s complex business and operations and his ability to assess risks and opportunities, and to formulate and oversee the implementation of strategic initiatives. The Board also believes Mr. Spence’s service as non-executive Chairman supports a smooth transition in the company’s executive leadership. Further, it will allow Mr. Sorgi to focus primarily on the execution of PPL’s long-term strategy for sustainable growth, the day-to-day operations of PPL’s high-performing utilities, risk management, employee development and ongoing strategic planning.

Our Guidelines for Corporate Governance provide that if the same person holds the CEO and chairman roles or if the chairman is not independent, the Board will designate one of the independent directors to serve as the lead director. Mr. Conway has served as the independent lead director since 2011. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Mr. Conway is our longest serving director, and he has served with three different CEOs, as well as different management teams during his tenure, providing continuity and leadership to each CEO. In addition, PPL has been very active in strategic acquisitions and divestitures over the past decade. Having a lead director with Mr. Conway’s institutional knowledge and proven track record has been instrumental in smoothly executing these strategic transactions. These transactions have also changed the composition of the PPL Board, and there has been significant and ongoing refreshment among our Board members. Maintaining an appropriate blend of seasoned and less tenured directors provides valuable perspectives when considering long-term strategy and decisions. Based on these facts and circumstances, the Board is confident that Mr. Conway continues to maintain his independence and brings a wealth of experience and unique perspective regarding changes to our company and within our industry.

Of our ten director nominees, only Messrs. Sorgi and Spence are not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and committee agendas are driven by the independent chairs through discussions with

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GOVERNANCE OF THE COMPANY

designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with questions or suggestions for agenda items. The Board does not believe that the establishment of an independent chairman is necessary or recommended at the present time.

Under our Guidelines for Corporate Governance, the lead director serves in the following roles:

•	Presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting.

•	Serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO.

•

Reviews and approves meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters.

•	Holds the authority to call meetings of the independent directors.

•	Responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group.

•	Fulfills such other responsibilities as the Board may from time to time request.

Board and Committee Evaluations. Each year, the Board and each committee, other than the Executive Committee, evaluate Board and committee performance. We use a director questionnaire to facilitate the annual evaluation of topics such as Board dynamics, Board and committee effectiveness and engagement, assessment of director performance, access to management, agenda requests and the like, encouraging a broad range of commentary from each director. Our Chairman and the Chair of the GNC review the results and share them with the entire Board in executive session at the next Board meeting. Our Chairman also periodically meets individually with each Board member to seek additional input as to Board processes, strategy and other suggestions. While every Board member is encouraged to provide comments as to the structure and operation of Board committees, each committee conducts its own annual assessment as well.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or any member of the Board or with the independent directors as a group may write to such person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or financial statement fraud are to be brought immediately to the attention of the Corporate Audit group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which is applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards of Integrity in the Corporate Governance section of our website (www.pplweb.com/governance).

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Shareowner Engagement. We engage with our shareowners throughout the year in a variety of forums involving our directors, senior management, investor relations, sustainability officer and legal department. We meet with our shareowners in person, by telephone and at external venues, and attend conferences and other forums at which shareowners are present. During 2019, the Chair of the Compensation Committee regularly joined management in its governance-focused outreach with our larger investors. Our engagement covers a broad range of governance and business topics, including business strategy and execution, board composition and refreshment, executive compensation practices, risk oversight, climate change, sustainability, employee engagement and culture and workforce development. These meaningful exchanges provide us with a valuable understanding of our shareowners’ perspectives as well as an opportunity to share our views with shareowners.

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BOARD COMMITTEES

The Board of Directors has five standing committees: Audit Committee; Compensation Committee; Executive Committee; Finance Committee; and Governance and Nominating Committee.

In October 2019, the Board realigned its committee structure to better address the evolving needs of the company. As part of this restructuring, the Board separated its prior Compensation, Governance and Nominating Committee, or CGNC, into two separate committees: the Compensation Committee and the Governance and Nominating Committee. This new structure allows greater focus on aligning our compensation programs with our strategy, as well as emphasizing our continuing commitment to strong corporate governance practices and board refreshment. For the purposes of this proxy statement, references to the Compensation Committee and the Governance and Nominating Committee include, for periods prior to October 2019, the CGNC.

Each non-employee director usually serves on one or more committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors under the listing standards of the NYSE and the company’s standards of independence described under the heading “Independence of Directors.” In addition, all members of the Audit Committee qualify as “audit committee financial experts.” Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/governance).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2019.

Board Committee Membership

Director		Audit	Compensation	Executive	Finance	Governance and Nominating

John W. Conway	I/LD		✓	✓	✓

Steven G. Elliott(1)	I	Chair		✓	✓

Raja Rajamannar	I		✓			✓

Craig A. Rogerson	I		Chair	✓	✓

William H. Spence	●			Chair

Natica von Althann	I		✓	✓	Chair

Keith H. Williamson(1)	I	✓				✓

Phoebe A. Wood(1)	I	✓		✓		Chair

Armando Zagalo de Lima(1)	I	✓				✓

Number of Meetings in 2019		5	6(2)	3	3	5(2)

I Independent Director                 LD Lead Director                ● Chairman of the Board

(1)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(2)	Includes four meetings held by the CGNC prior to the separation of the CGNC into two separate committees.

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Principal Functions of Each Committee

The following table describes the principal functions of each committee.

Committee	Principal Function

Audit Committee

•  Oversee:

•  the integrity of the financial statements of the company and its subsidiaries;

•  the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•  the identification, assessment and management of risk;

•  the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•  the independent registered public accounting firm’s, or “independent auditor’s,” qualifications, independence and selection; and

•  the performance of the company’s independent auditor and internal audit function.

Compensation Committee

•  Oversee the company’s executive compensation philosophy, policies and programs and how these policies and programs align with the company’s overall business strategy;

•  Oversee management’s executive officer succession planning;

•  Discuss results of annual say-on-pay vote and periodically recommend the frequency of such vote;

•  Review and evaluate the performance of the CEO and other executive officers of the company, including setting goals and objectives, and approving their compensation, including incentive awards;

•  Review and approve the stock ownership requirements for the company’s directors and executive officers;

•  Review the fees and other compensation paid to outside directors for their services on the Board and its committees; and

•  Undertake independence and conflicts of interest assessments of its compensation consultant.

Executive Committee

•  Exercise all of the powers of the Board of Directors during periods between Board meetings, with the exception of:

•  electing directors;

•  changing the membership of or filling vacancies in the Executive Committee;

•  fixing the compensation of the directors;

•  amending the Bylaws; or

•  taking any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee).

Finance Committee

•  Review and approve annually the business plan (for not less than three years), which includes the annual financing plan, as well as the five-year capital expenditure plan for the company and its subsidiaries;

•  Approve company financings, guarantees or other credit or liquidity support in excess of $100 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•  Approve reductions of the outstanding securities of the company in excess of $100 million;

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Committee	Principal Function

•  Authorize capital expenditures in excess of $100 million;

•  Authorize acquisitions and dispositions in excess of $100 million; and

•  Review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

Governance and Nominating Committee

•  Oversee corporate governance for the company;

•  Oversee the company’s policies and practices to further its corporate citizenship, including sustainability, environmental and corporate social responsibility initiatives;

•  Review, approve and ratify, as applicable, any related-person transactions consistent with the company’s Related-Person Transaction Policy;

•  Establish and administer programs for evaluating the performance of Board members and committees;

•  Recommend to the Board any changes in size or composition of the Board;

•  Recommend to the Board the composition of each committee of the Board; and

•  Identify and recommend to the Board candidates for election to the Board.

Compensation Processes and Procedures

The Compensation Committee undertakes to compensate executive officers effectively and in a manner consistent with our stated compensation and corporate strategies. The Compensation Committee has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The Compensation Committee has strategic and administrative responsibilities with respect to our executive compensation arrangements, including:

•	reviewing and approving the design of the executive compensation program and practices;

•	monitoring new rules and regulations and assessing evolving best practices concerning executive compensation;

•	determining the elements of compensation and the financial and other measures to be used to measure performance for the upcoming year;

•	setting annual goals and targets for each executive officer, including the NEOs;

•

evaluating the performance and leadership of the CEO, seeking input from all independent directors, and reviewing the performance of the other executive officers against their established goals and objectives; and

•	determining and approving the annual compensation of the executive officers based on such evaluations.

The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant since July 1, 2014 to assist the committee in determining whether the company’s executive compensation program is reasonable and consistent with competitive practices. FW Cook provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs and strategies including as described below.

•

Reports regularly on current trends in utility industry executive compensation and provides data analyses, market assessments or other information as requested in order to assist in the administration of the executive compensation programs.

•

Provides a detailed analysis of competitive pay levels and practices to the Compensation Committee, which the Compensation Committee uses to understand current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

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•	Reviews the pay program for the company’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•

Provides a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry and results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 27.

Although the Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, the committee uses its own independent judgment in making final decisions concerning compensation paid to the executive officers.

FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the Compensation Committee on executive officer and director compensation during 2019. In addition, the Compensation Committee annually evaluates whether any work provided by FW Cook may present a conflict of interest and, for 2019, determined that there was no conflict of interest.

The Compensation Committee can also seek the input of management to inform decision-making. Each year, senior management develops a strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The Compensation Committee takes this into account when establishing and setting all incentive goals for executive officers.

No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the Compensation Committee or the Compensation Committee’s independent compensation consultant.

CEO and Other Management Succession

At least annually, consistent with its charter, the Compensation Committee reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the Compensation Committee reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The Compensation Committee also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

The company announced in February 2020 that Mr. Spence will transition out of his CEO role and become the non-executive Chairman of the Board as of June 1, 2020. Until that time, he will continue to serve as executive Chairman and CEO. In connection with this transition, Mr. Sorgi, who is currently serving as our President and Chief Operating Officer, will assume the role of CEO as of June 1, 2020 and is being nominated in this proxy statement for election to the PPL Board of Directors.

Director Nomination Process and Proxy Access

The GNC establishes guidelines for new directors and evaluates director candidates. In its evaluation, the GNC will consider the qualifications, qualities and skills of director candidates as outlined in our Guidelines for Corporate Governance, including:

•	strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience;

•	prior business experience at a senior executive level;

•	diverse experience relevant to serving on the Board, such as financial, operating, executive management, technology and regulated industry experience;

•

a broad range of demonstrated abilities and accomplishments beyond corporate leadership, including the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests; and

•	capability to devote the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

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While the GNC does not have a formal diversity policy, in selecting a director nominee, the GNC considers skills, expertise, background, professional experience, education, and other individual characteristics, such as race, gender and ethnicity, as well as a variety of attributes that contribute to the Board’s collective strength.

Nominations for the election of directors may be made by the Board of Directors, the GNC or any shareowner entitled to vote in the election of directors generally. The GNC screens all candidates in the same manner regardless of the source of the recommendation.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 6, their past contributions to the company’s success and their expected future engagement and contributions in furtherance of PPL’s strategic goals.

If the GNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the GNC may retain a third-party search firm to identify a candidate or candidates. The GNC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the GNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO, the Chair of the GNC and other members of the GNC, as well as additional directors, if available, then interview the prospective candidate in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the GNC makes a recommendation to the full Board as to any persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the GNC.

The Board of Directors adopted proxy access in 2015. Pursuant to the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2021 Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws, the nominations must be received by the company no earlier than November 3, 2020 and no later than December 3, 2020.

The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/governance).

Chairman and Lead Director Succession

Annually, the GNC reviews a succession plan for the chairman of the board and the lead director positions. The review covers key skills and competencies of the chairman and lead director positions, the risk of loss of the current chairman and lead director, an assessment of the current board members relative to key skills and competencies and the identification of potential chairman and lead director successors. As part of the regular review of attributes and skills for any potential director candidate, they also consider possible qualification as a future chairman or lead director in the succession pipeline.

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THE BOARD’S ROLE IN RISK OVERSIGHT

Overview. The Board, together with its committees, and with the aid and input of our senior management and professional advisors, oversees the company’s risk management practices. The Board regularly reviews the material risks associated with the company’s business plans and activities as part of its consideration of the ongoing operations and strategic direction of the company.

While systemic risk oversight is a function of the full Board, the Board recognizes that material risks may arise from or impact multiple areas of the organization. As such, the Board retains primary oversight of certain risks, including strategic, operational, legal, regulatory, cyber-related and physical security risks, and tasks its Audit Committee, Compensation Committee, Finance Committee and GNC with principal oversight of the company’s management of material risks within each respective committee’s areas of responsibility. In turn, each committee reports to the Board regularly, including with respect to material risks within its purview, fostering awareness and communication of significant matters among all directors, and promoting a coordinated approach to risk oversight.

At meetings of the Board and its committees, directors receive updates from management regarding our risk profile and risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, COO, CFO, General Counsel, Global Chief Compliance Officer, Chief Information Security Officer, or CISO, Vice President-Corporate Audit and Senior Director of Risk Management, or SDRM. In addition, the Board, and each committee, may request information from the company’s professional advisors or engage its own independent advisors.

Board Oversight of Key Risks

•

Oversight of Cybersecurity Risks. Cybersecurity and the effectiveness of the company’s cybersecurity strategy are regular topics of discussion at Board meetings. The company’s strategy for managing cyber-related risks is risk-based and, where appropriate, integrated within the company’s enterprise risk management processes. The company’s CISO, who reports directly to the Chief Executive Officer, leads a dedicated cybersecurity team and is responsible for the design, implementation, and execution of cyber-risk management strategy. The CISO provides periodic reports to the Board regarding the company’s cybersecurity risk exposures and mitigation strategies.

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GOVERNANCE OF THE COMPANY

•

Oversight of Environmental, Social and Governance (ESG) Risks. The Board has designated the GNC with responsibility for overseeing the company’s practices and positions to further ESG performance and sustainability. The committee receives updates, which include climate-related issues, at regularly scheduled meetings, and the full Board receives sustainability updates as significant issues arise. The company has also established a Corporate Sustainability Committee, which includes senior leaders throughout the company. The committee is responsible for reviewing and guiding the development of a sustainability strategy, providing oversight and establishing priorities and performance metrics. The sustainability strategy, commitments and priorities are reviewed by the Corporate Leadership Council and presented to the Board. The company also maintains a robust enterprise risk management (ERM) process that provides a business portfolio view of material risks that may impact achievement of the company’s business strategy. As part of the ERM process, representatives from the company’s operating companies and service groups identify, assess, monitor and report on ongoing and emerging risks, including climate-related and broader ESG risks. The company’s Risk Management group oversees this process and reports quarterly to the Audit Committee.

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COMPENSATION OF DIRECTORS

2019 Director Pay Components. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2019, compensation for non-employee directors consisted of the elements described in the table below. The independent Lead Director and committee chairs receive additional compensation due to the increased workload and additional responsibilities associated with these critical board leadership positions. PPL reimburses each director for usual and customary travel expenses.

Annual Retainer Components	Non-Employee Directors	Incremental Awards for Board Leadership
		Independent Lead Director Fee	Audit Committee Chair Fee	All Other Committee Chair Fees (Excluding Executive Committee)
Cash(1)	$110,000	$30,000	$25,000	$20,000
Deferred Stock Units(2)	$140,000	N/A	N/A	N/A

(1)

The annual cash retainer and other fees are payable in quarterly installments to each director unless voluntarily deferred to the director’s deferred stock account or deferred cash account under the Directors Deferred Compensation Plan, or DDCP.

(2)

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units and are also not paid to the director until retirement.

The Compensation Committee assesses the compensation of directors annually and, if applicable, makes recommendations to the Board. As part of this assessment, FW Cook, the Compensation Committee’s independent compensation consultant, provides a Director Pay Analysis, which reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 2.33% to 19.37% during 2019. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All directors who have been on the Board more than five years were in compliance with their equity ownership guidelines as of December 31, 2019. Ms. Wood, who has served on the Board less than five years, was on track to meet her equity ownership requirements as of that date.

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The following table summarizes all compensation earned during 2019 by our non-employee directors with respect to Board of Directors and committee service.

2019 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(2)	Deferred into Restricted Stock Units(3)	Total	Stock Awards(4)	All Other Compensation(5)	Total
Rodney C. Adkins(1)	$55,000	—	$55,000	$70,000	—	$125,000
John W. Conway	140,000	—	140,000	140,000	—	280,000
Steven G. Elliott	135,000	—	135,000	140,000	$10,000	285,000
Raja Rajamannar	110,000	—	110,000	140,000	—	250,000
Craig A. Rogerson	—	$130,000	130,000	140,000	—	270,000
Natica von Althann	130,000	—	130,000	140,000	5,000	275,000
Keith H. Williamson	110,000	—	110,000	140,000	10,000	260,000
Phoebe A. Wood	115,000	—	115,000	140,000	10,000	265,000
Armando Zagalo de Lima	—	110,000	110,000	140,000	—	250,000
(1)	Mr. Adkins retired from the Board effective May 13, 2019.

(2)

This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2019. Ms. Wood voluntarily deferred $57,500 into a deferred cash account under the DDCP. The cash retainers for the committee chairs were: Mr. Elliott (Audit — $25,000); Mr. Rogerson (Compensation — $20,000); Ms. von Althann (Finance — $20,000); and Ms. Wood (GNC — $20,000, of which Ms. Wood received $5,000 when the GNC was formed on October 1, 2019). Mr. Conway received a $30,000 retainer for serving as the Lead Director.

(3)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP.

(4)

This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2019 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2019, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Conway — 155,237; Mr. Elliott — 46,748; Mr. Rajamannar — 42,614; Mr. Rogerson — 126,127; Ms. von Althann — 51,908; Mr. Williamson — 75,943; Ms. Wood — 9,621 and Mr. Zagalo de Lima — 45,845.

(5)

This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

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STOCK OWNERSHIP

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 2, 2020, by: each of our directors; each NEO for whom compensation is disclosed in the Summary Compensation Table; all of our director nominees and executive officers as a group; and the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock as of February 14, 2020. The table also includes information about stock options, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, the company’s Incentive Compensation Plan for Key Employees, or ICPKE, as well as the company’s Amended and Restated 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name of Directors and NEOs	Shares of Common Stock Owned(1)
Joseph P. Bergstein, Jr.	45,291	(2)
John W. Conway	162,584	(3)
Gregory N. Dudkin	56,708	(4)
Steven G. Elliott	48,351	(5)
Raja Rajamannar	44,169	(5)
Joanne H. Raphael	169,516	(6)
Craig A. Rogerson	129,607	(5)
Vincent Sorgi	184,257	(7)
William H. Spence	404,371	(8)
Paul W. Thompson	34,926	(9)
Natica von Althann	53,572	(5)
Keith H. Williamson	77,886	(5)
Phoebe A. Wood	10,792	(5)
Armando Zagalo de Lima	48,250	(5)
All 17 executive officers and directors as a group	1,505,587	(10)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(11) 100 Vanguard Blvd. Malvern, PA 19355	62,196,688	8.60%
BlackRock, Inc.(12) 55 East 52nd Street New York, NY 10055	58,239,595	8.10%
State Street Corporation(13) State Street Financial Center One Lincoln Street Boston, MA 02111	40,414,765	5.59%

(1)

The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Includes 11,397 restricted stock units.

PPL CORPORATION 2020 Proxy Statement 23

STOCK OWNERSHIP

(3)	Includes 158,104 stock units credited to Mr. Conway’s deferred stock account under the DDCP.

(4)	Includes 19,996 restricted stock units.

(5)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

(6)	Includes 217,070 restricted stock units and 101,748 shares of common stock that may be acquired within 60 days of March 2, 2020 upon the exercise of stock options granted under the ICPKE.

(7)	Includes 27,702 restricted stock units and 111,338 shares of common stock that may be acquired within 60 days of March 2, 2020 upon the exercise of stock options granted under the ICP and SIP.

(8)	Includes 103,167 restricted stock units and 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife.

(9)	Includes 18,130 restricted stock units.

(10)

Includes 184,155 restricted stock units, 233,731 shares of common stock that may be acquired within 60 days of March 2, 2020 upon the exercise of stock options granted under the ICP, ICPKE or the SIP, and 575,211 stock units credited to the directors’ deferred stock accounts under the DDCP.

(11)

Based solely on a review of the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 12, 2020. As reported on the Schedule 13G/A, as of December 31, 2019, The Vanguard Group beneficially owned, in the aggregate, 62,196,688 shares held by The Vanguard Group and had sole voting power over 1,272,114 shares, shared voting power over 397,176 shares, shared dispositive power over 1,408,057 shares and sole dispositive power over 60,788,631 shares. The Vanguard Group reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly owned subsidiaries of The Vanguard Group, are the beneficial owners of 817,711 shares or 0.11% and 1,032,155 shares or 0.14%, respectively, of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

(12)

Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2020. As reported on the Schedule 13G/A, as of December 31, 2019, BlackRock, Inc. beneficially owned, in the aggregate, 58,239,595 shares held by BlackRock affiliates and had sole voting power over 52,241,805 shares and sole dispositive power over 58,239,595 shares. We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with BlackRock, Inc. and its affiliates. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. Affiliates of BlackRock, Inc. also provide investment management services for the company’s pension trusts in the U.S. and U.K. The U.K. pension schemes are separate from the company and are managed by independent trustees. The company and the company’s affiliates paid fees of $1,566,000 million in 2019 to BlackRock, Inc. and its affiliates. While BlackRock’s affiliates’ engagement is unrelated to BlackRock’s common stock ownership, these relationships were reviewed and ratified by the GNC in compliance with the company’s related-person transaction policy.

(13)

Based solely on a review of the Schedule 13G filed by State Street Corporation with the SEC on February 14, 2020. As reported on the Schedule 13G, as of December 31, 2019, State Street Corporation beneficially owned, in the aggregate, 40,414,765 shares held by State Street affiliates and had shared voting power over 34,360,567 shares and shared dispositive power over 40,349,781 shares.

24 PPL CORPORATION 2020 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities. There are no related-person transactions to disclose regarding the company’s directors or executive officers. For information on certain transactions involving the company and its 5% shareowners, see “Stock Ownership” above.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the GNC, or of the Board if there is no quorum with the GNC.

In connection with its review and approval or ratification of a related-person transaction, the GNC or the Board, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL or the independence of a non-employee director;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the GNC and transactions that fall within the definition of the policy are reported to the GNC. The disinterested independent members of the GNC or the Board, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

PPL CORPORATION 2020 Proxy Statement 25

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2019 compensation of our named executive officers, or NEOs, as described on pages 27-77.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. For 2019, performance-based compensation for the NEOs was primarily based on (1) earnings per share from ongoing operations as adjusted for compensation purposes, or EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative total shareowner return, or TSR, and (5) corporate return on equity, or ROE. All of our goals align with our commitment to shareowners to deliver earnings growth and shareowner value creation. In 2019, 85% of the CEO’s target compensation opportunity was “at-risk” and 73% was performance-based. For the CFO, 72% of target compensation was “at-risk,” while 77% of target compensation for the COO was “at risk”; for the other NEOs, on average, 71% of target compensation was “at-risk.”

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 27, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 16.

The company currently holds advisory votes on an annual basis. Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. We currently expect the next shareowner vote on frequency to occur at our 2023 Annual Meeting of Shareowners.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the advisory vote on 2019 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

26 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and included in this Proxy Statement.

Compensation Committee

Craig A. Rogerson, Chair

John W. Conway

Raja Rajamannar

Natica von Althann

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Table of Contents for CD&A

PPL CORPORATION 2020 Proxy Statement 27

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2019, our named executive officers, or NEOs, were:

Named Executive Officer	Title(1)
William H. Spence	Chairman and Chief Executive Officer (CEO)
Joseph P. Bergstein, Jr.	Senior Vice President and Chief Financial Officer (CFO)
Vincent Sorgi	President and Chief Operating Officer (COO)
Paul W. Thompson	Chairman of the Board, Chief Executive Officer and President, LG&E and KU Energy LLC (LKE)
Joanne H. Raphael	Executive Vice President, General Counsel and Corporate Secretary
Gregory N. Dudkin	President of PPL Electric Utilities Corporation (PPL Electric)

(1)	Column reflects the title of each NEO as of December 31, 2019.

Effective January 25, 2019, Mr. Sorgi and Ms. Raphael were promoted to Executive Vice President from Senior Vice President.

Effective July 1, 2019: (1) Mr. Spence’s title changed from Chairman, President and CEO to Chairman and CEO; (2) Mr. Bergstein was promoted to Senior Vice President and CFO from Vice President-Investor Relations and Corporate Development & Planning; and (3) Mr. Sorgi was promoted to President and COO from Executive Vice President and CFO.

Effective June 1, 2020: (1) Mr. Spence is retiring from the company and will continue to serve as the non-executive Chairman; and (2) Mr. Sorgi will become President and CEO. Mr. Sorgi is also included as a nominee for director in this proxy statement.

The 2019 compensation of these NEOs is explained in the following sections and in the Executive Compensation Tables that follow this CD&A.

2019 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

An Overview of 2019 Performance

PPL delivered on its commitments to shareowners, customers and the communities we serve in 2019.

We remained steadfast in pursuit of our long-term strategy to deliver best-in-sector operational performance, invest in a sustainable energy future, provide superior customer service, maintain a strong financial foundation, and engage and develop our people.

Most importantly, we delivered power safely, reliably and affordably to more than 10 million customers in the U.S. and U.K. No job we do is more important than that.

At the same time, we:

•	Delivered strong financial results, exceeding the midpoint of our earnings guidance for the 10th straight year, and maintained our solid investment-grade credit rating.

•	Remained committed to dividend growth, increasing our dividend for the 17th time in 18 years and paying more than $1 billion in dividends to shareowners.

•	Sustained strong transmission and distribution reliability across our utilities, while achieving top-decile generation reliability in Kentucky.

•	Provided superior customer service, ranking among the very best for customer satisfaction in the regions we serve.

•	Invested more than $3 billion in infrastructure improvements to strengthen grid resiliency, incorporate new technology and reshape electricity networks for a cleaner energy future.

•	Executed agreements to acquire, develop, own and operate 110 megawatts of solar capacity contracted via long-term power purchase agreements.

•

Continued to advance a sustainable energy future in other ways, publishing a comprehensive electric vehicle strategy in the U.K., enhancing solar offerings for customers in Kentucky and deploying a new distributed energy resource management system in Pennsylvania.

28 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

•

Maintained our focus on achieving balanced regulatory outcomes that will benefit our customers and shareowners, achieving regulatory approval in Kentucky of a combined $187 million annual revenue increase to support additional investments.

•

Enhanced our environmental, social and governance, or ESG, disclosures, including mapping reports using the Sustainability Accounting Standards Board (SASB) materiality framework for electric utilities, as well as ESG disclosures that are informed by the Task Force on Climate-related Financial Disclosures (TCFD), all of which are available at www.pplweb.com/sustainability.

These achievements and more reflect our shared values and common purpose across PPL to deliver without fail for our customers, to exceed their expectations and to continuously improve.

Total Shareowner Return

PPL’s U.K. operations currently generate over half of PPL’s earnings. For all NEOs, 40% of their long-term incentive compensation is based on three-year total shareowner return, or TSR, relative to the Philadelphia Stock Exchange Utility Index, or UTY. Because no company in the UTY has significant U.K. utility operations, the political and regulatory uncertainty in the U.K. disproportionately affected our TSR performance relative to the UTY over the three-year period. This outcome resulted in the forfeiture of the 2017-2019 TSR-based performance units for our NEOs, as described below.

In late 2019, the U.K. political uncertainty that had weighed on our stock for several years significantly diminished. The U.K.’s December 12, 2019 general election delivered the Conservative Party an overwhelming majority. This, in turn, cleared the way for the U.K.’s exit of the European Union and virtually eliminated the threat of energy sector renationalization raised by the minority Labour Party.

PPL’s stock price responded accordingly, increasing 6.8% from December 12, 2019, through December 31, 2019. The UTY reflected a 3.4% increase during that same time period.

How We Align PPL’s Compensation Program with Performance

For 2019, performance-based compensation for the NEOs was primarily based on (1) our earnings per share from ongoing operations as adjusted for compensation purposes, or EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative TSR, and (5) corporate return on equity, or ROE. All of our goals align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

The selection of measures is given careful consideration, with a view to both short-term and longer-term strategic goals, while focusing on areas most within management’s control. Earnings are central to our business strategy and a primary focus of the investment community. Consequently, EPS performance measures have historically been, and continue to be, central to the annual compensation program for our NEOs. Earnings per share from ongoing operations is the primary measure by which our shareowners and market analysts assess PPL’s performance, and accountability for strong earnings per share performance primarily falls on PPL’s executive officers. Management actions with respect to financing and tax strategy, capital investment and our revenue models drive earnings per share. In addition to EPS for compensation purposes, our business segment heads are also expected to meet their business segment’s adjusted net income goals. For 2019, all NEOs were also compensated based on achievement of operational goals at each business segment.

To supplement our annual cash incentive awards, which measure performance based upon achievement of financial and operational goals, relative TSR and corporate ROE are used for certain equity-based awards in order to further align executives’ interests with the long-term interests of shareowners. The TSR metric provides a comparison of our three-year TSR performance relative to the companies in the UTY. As noted above, no company in the UTY has significant U.K. utility operations. The corporate ROE metric provides a measurement of our performance across our entire business, including our U.K. operations. This approach provides an objective assessment of how the market is responding to our current and prospective operational performance in comparison to our peers, which is correlated to market performance. We believe our best-in-sector ROE differentiates PPL from other investor-owned utilities.

PPL CORPORATION 2020 Proxy Statement 29

EXECUTIVE COMPENSATION

Although virtually all PPL operations are fully regulated, the company continues to operate in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial and operational performance of PPL, as well as financial and operational metrics for its largest business segments. This provides direct alignment to our goal of increasing shareowner value.

	How We Define It	Where We Use It

PPL Corporation EPS

•  Earnings per share from ongoing operations, adjusted for compensation purposes to exclude certain unbudgeted foreign currency economic hedges executed to optimize our hedging portfolio and to exclude impacts of merger, acquisition, and disposition activity

•  See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

• Portion of Annual Cash Incentive

Corporate Operational Goals	• Operational goals of LKE, PPL Electric and WPD weighted for each business segment (see page 40 for a description of the goals and page 37 for the respective weighting)	• Portion of Annual Cash Incentive

Business Segment Adjusted Net Income	• Net income from ongoing operations of each business segment • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Portion of Annual Cash Incentive for each business segment

Business Segment Operational Goals	• Operational goals for each of LKE, PPL Electric and WPD (see page 40 for a description of the goals for each business segment)	• Portion of Annual Cash Incentive for each business segment

TSR	• Total shareowner return, which is a combination of share price appreciation and reinvested dividends • Performance assessed relative to the UTY	• Performance Units • Portion of long-term incentive, or LTI, compensation

ROE	• Corporate return on equity, which is the average of PPL Corporation’s annual corporate ROE for each year of the three-year performance period	• Performance Units • Portion of LTI compensation

Further information about the targets that apply to specific awards for each NEO is set out in “2019 Named Executive Officer Compensation” beginning on page 36 of this CD&A.

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EXECUTIVE COMPENSATION

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Equity Ownership Guidelines as described on page 51. These practices further reinforce our commitment to create shareowner value by directly linking NEO compensation to share price appreciation and sustainable long-term growth.

Primarily due to a decrease in the discount rate used to measure pension obligations, for Mr. Spence there was an increase in 2019 of approximately $2.7 million in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table (SCT) on page 54. To show the effect that the year-over-year change in pension value had on total compensation as shown in the “Total” column of the SCT, this table shows what Mr. Spence’s total compensation was for the last three years with and without the change in pension value.

2019 Pay and Performance

In 2019, our financial and operational performance was strong, resulting in above target-level payouts for annual incentive awards. However, our three-year stock price performance, and accordingly our TSR relative to the UTY, continued to be pressured by political and regulatory uncertainty in the U.K., negatively impacting certain other components of compensation. Below are highlights of how our 2019 performance correlated with 2019 compensation:

•	Annual cash incentive award payouts ranging from 150.34% to 180.11% of target as a result of achieving strong 2019 financial and operational results.

•

Forfeited 60% of the total LTI grants made to our NEOs in 2017 due to below threshold level performance. These forfeited awards were TSR-based performance units for the 2017-2019 performance period. The forfeited performance units had a grant date value of $3.12 million for Mr. Spence and $2.26 million for all other NEOs.

•

ROE-based performance units, which comprised 20% of the total LTI grants made to our NEOs in 2017, paid out at 200% of target for the 2017-2019 performance period. These grants had a grant date value of $1.04 million for Mr. Spence and $750,000 for all other NEOs.

•	Mr. Spence did not receive a base salary increase in 2019 for the second consecutive year, reflecting the Compensation Committee’s desire to align CEO compensation with TSR performance.

We provide further details of these matters throughout this CD&A and particularly in “2019 Named Executive Officer Compensation” beginning on page 36.

2019 Say-on-Pay Advisory Vote and Shareowner Engagement

The Compensation Committee considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a shareowner vote of approximately 84% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2019 Annual Meeting.

As part of our annual engagement efforts in the fall of 2019, which included the participation of the independent Chair of the Compensation Committee, we conducted outreach to our larger shareowners to seek their views on our corporate governance practices, including our executive compensation program. See “Shareowner Engagement” on

PPL CORPORATION 2020 Proxy Statement 31

EXECUTIVE COMPENSATION

page 13 for annual outreach efforts. None of the discussions on executive compensation during these meetings suggested any recommended changes to our executive compensation program. Taking this feedback into account, the Compensation Committee determined that our executive compensation philosophy, compensation objectives and program design are appropriate and decided not to make any substantive changes to the core design of our program. The Compensation Committee, however, did make the changes described below as to the ROE-based performance awards in order to add increased rigor to the ROE goal and ensure that performance-based ROE pays out above target only when PPL’s ROE is at or above the 50th percentile of companies in the UTY.

Changes to the Compensation Program for 2019 and 2020

•	For 2019 grants of ROE-based performance awards, PPL increased the ROE achievement required for target payout from 10% to 11%.

•

For 2020 grants, PPL increased the ROE achievement required for maximum payout from 14% to 15%. Additionally, for performance periods beginning in 2020, PPL added a requirement that PPL’s ROE from ongoing operations be in the top half of companies in the UTY in order for the ROE-based performance units to pay above target.

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance.

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

The performance goals that PPL has established reinforce the core features of our operational mission to deliver power safely, reliably and affordably. If we are effective in these areas, our underlying performance should increase shareowner value. Our executive compensation program is structured to reward our executives for performance toward these goals.

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience and responsibility, and considers market data	• Review of individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and business segment financial and operational performance • Capped at two times target payout for top performance	• Financial measures, which include Corporate EPS and business segment adjusted net income, and business segment operational goals • One-year performance period

32 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Long-term Equity Incentives

Performance Units Based on TSR and ROE	To align shareowner and executive interests and to drive sustainable growth over the long term

•  Vests between 0% and 200% of target payout, subject to certification of performance at the end of the three-year performance period

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

•  Represents 80% of the total long-term equity incentive opportunity

• 50% relative TSR, using the UTY index • 50% corporate ROE; average of the annual ROE for each year of the PPL performance period • Three-year performance period

Restricted Stock Units	To align shareowner and executive interests while rewarding and encouraging retention

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

•  Represents 20% of the total long-term equity incentive opportunity

• Time based • Restricted for three years following grant

In addition, the NEOs receive modest perquisites, such as executive physicals, financial planning, tax preparation services and matching charitable contributions. The CEO also receives periodic residential security updates. For additional information, see “Other Elements of Compensation” section on page 48.

The PPL compensation framework places a heavy emphasis on at-risk performance-based pay through the use of annual and long-term performance-based compensation elements. In 2019, 85% of the CEO’s target compensation opportunity was “at-risk” and 73% was performance-based. For the CFO, 72% of target compensation was “at risk,” while 77% of the target compensation for the COO was “at risk”; for the other NEOs, on average, 71% of target compensation was “at risk.”

PPL CORPORATION 2020 Proxy Statement 33

EXECUTIVE COMPENSATION

The following charts illustrate the 2019 elements of compensation divided among base salary, target annual cash incentive and target long-term incentive opportunity.

Elements of Compensation as a Percentage of Target Total Direct Compensation — 2019(1)

(1)	Based on target compensation as a percentage of target total direct compensation for performance as of December 31, 2019.

(2)

Includes the positions of the Chairman of the Board, Chief Executive Officer and President of LKE, the Executive Vice President, General Counsel and Corporate Secretary, and the President of PPL Electric.

34 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the Compensation Committee undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

Use of Market Data

The Compensation Committee uses market compensation data from the Willis Towers Watson General Industry Executive Compensation Survey as one of several criteria when reviewing individual NEO compensation levels. The survey data provides a large sample size resulting in more consistent and reliable market comparisons. Although the survey participants can vary slightly from year to year, the large nature of the sample size minimizes the risk that this change could distort general market trends. The market data are adjusted to appropriately reflect our size.

The Compensation Committee also uses information on compensation practices from a select group of industry comparators, which includes public utilities with revenue, market capitalization and enterprise value that are generally between one-half to two times those of PPL.

For additional insight into executive compensation practices, the Compensation Committee directed Frederic W. Cook & Co., Inc., or FW Cook, the Compensation Committee’s independent compensation consultant, to conduct an executive market assessment and present market findings to the Compensation Committee. When determining 2019 compensation for our NEOs, the Compensation Committee considered these compensation data points.

Establishing Performance Targets

Each year, the Compensation Committee reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods.

In setting the PPL Corporation EPS performance target for compensation purposes, the Compensation Committee reviews comprehensive data and systematically assesses PPL’s targets by considering:

•	PPL’s historical performance;

•	Historical performance within the industry; and

•	PPL’s earnings forecasts for the coming year.

PPL CORPORATION 2020 Proxy Statement 35

EXECUTIVE COMPENSATION

In setting the targets for the business segments, the Compensation Committee considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year, as well as key operational metrics to support our strategy of providing energy reliably, safely and at a reasonable cost to our customers and to achieve best-in-sector returns for our shareowners. This information is used to set goals that are considered challenging and competitive within the industry. The targets for the 2019 awards were reviewed during the first quarter of 2019 and are summarized beginning on page 37.

2019 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the Compensation Committee reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the Compensation Committee reviews market compensation data and whether each executive’s current salary is competitive and commensurate with their performance, skills and experience.

In 2019, the Compensation Committee approved base salary increases effective January 1, 2019 ranging from 0% to 11.3% as well as mid-year base salary increases due to new appointments or promotions. The table below reflects base salary increases during the year.

Name	2018 Year-End Salary	2019 Salary	% Change

Bill Spence	$1,184,580	$1,184,580	0.0%

Joe Bergstein	305,325	500,000	63.8%

Vince Sorgi	565,125	700,000	23.9%

Paul Thompson	620,000	643,560	3.8%

Joanne Raphael	530,000	590,000	11.3%

Greg Dudkin	560,000	590,000	5.4%

In the case of Mr. Spence, while the Compensation Committee recognized that Mr. Spence’s performance contributed to the delivery of strong financial and operational results for 2018, the company’s TSR was challenged by external events that did not significantly impact companies in the UTY. As a result, for the second consecutive year, Mr. Spence did not receive a salary increase.

Individual base salaries for each of the rest of the NEOs were generally adjusted to bring salaries in line with market and maintain market competitiveness. Additionally, the following points are noted:

•

Mr. Bergstein received a 3% increase in January 2019 while serving as Vice President-Investor Relations and Corporate Development & Planning. When he assumed the role of Senior Vice President and CFO in July 2019, he received an adjustment of 59% to his salary to come within a competitive range of market for his new role as CFO.

•

Mr. Sorgi received a 6.17% increase in January 2019 while serving as Executive Vice President and CFO. When he assumed the role of President and COO in July 2019, he received an adjustment of 16.7% to his salary to come within a competitive range of market for his new role as President and COO.

•	Mr. Thompson received a 3.8% increase to maintain market competitiveness aligning his performance, skills and experience in this position.

36 PPL CORPORATION 2020 Proxy Statement

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•	Ms. Raphael received a 11.3% increase to maintain market competitiveness and to recognize her continued performance, skills and experience.

•	Mr. Dudkin received a 5.4% increase to maintain market competitiveness aligning his performance, skills and experience in this position.

2019 Annual Cash Incentive Awards

The annual cash incentive awards, which were made under the shareowner-approved 2016 Short-term Incentive Plan, measure and reward performance against the company’s financial and operational goals for the year. The measures used to assess management’s success in executing the company’s strategy and initiatives were (1) corporate EPS, (2) corporate operational goals that include all three business segments weighted for the forecasted contribution to EPS, (3) business segment adjusted net income and (4) business segment operational goals. These measures align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2019.

In summary, the performance measures for 2019 were as follows:

2019 PPL Cash Incentive Goal Weighting
Name	Proration for Time in Position	Financial Performance		Operational Performance
		Corporate	Business Segment	Corporate	Business Segment	Individual Performance

Bill Spence		80%	—	20%	—	—

Joe Bergstein(1)	49.59%	64%	—	16%	—	20%

	50.41%	80%	—	20%	—	—

Vince Sorgi		80%	—	20%	—	—

Paul Thompson		40%	40%	10%	10%	—

Joanne Raphael		80%	—	20%	—	—

Greg Dudkin		40%	40%	10%	10%	—

(1)

Mr. Bergstein’s promotion to Senior Vice President and CFO resulted in a mid-year change to his cash incentive goal weighting. Prior to his promotion, 20% of his cash incentive award was based on individual performance. Cash incentive awards are prorated based upon the number of days in each position.

PPL CORPORATION 2020 Proxy Statement 37

EXECUTIVE COMPENSATION

2019 PPL Corporate Financial Performance

EPS

For compensation purposes, annual cash incentive awards are based on earnings per share from ongoing operations, as further adjusted to exclude certain unbudgeted foreign currency economic hedges executed to optimize our hedging portfolio as described in Annex A.

The target of $2.40 set for 2019 represented an increase from the 2018 target of $2.30. In 2019, this adjusted EPS was $2.49, which was above the target performance level of $2.40 but below the maximum performance level of $2.52.

Therefore, the percent of target opportunity earned in relation to PPL’s EPS was 175% of target.

No payout for the corporate financial goal would have been made to NEOs for 2019 if the EPS from ongoing operations had been below the 50% goal of $2.29.

No annual cash incentive award would have been made to NEOs for 2019 if the EPS from ongoing operations had been below $2.19.

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EXECUTIVE COMPENSATION

The adjusted net income goal for each business segment is aligned with the segment’s expected contribution to PPL’s overall financial performance and is set based on the business plan approved by PPL’s Board of Directors.

2019 PPL Business Segment Financial Performance

LKE – Paul Thompson

Adjusted Net Income

•  Target ongoing net income for the year was $441.060 million, and maximum ongoing net income for the year was $460.956 million.

•  LKE ongoing net income for the year was $468.637 million, which was above the maximum payout levels.

•  The percent of target opportunity earned for the LKE ongoing net income was 200.00% of target.

LKE’s ongoing net income exceeded target primarily due to continued focus on operating and financing cost discipline combined with favorable regulatory outcomes and weather.

PPL Electric – Greg Dudkin

Adjusted Net Income

•  Target ongoing net income for the year was $445.271 million, and maximum ongoing net income for the year was $466.954 million.

•  PPL Electric ongoing net income for the year was $452.660 million, which was between the target and maximum payout levels.

•  The percent of target opportunity earned for the PPL Electric ongoing net income was 133.16% of target.

PPL Electric’s ongoing net income exceeded target primarily due to higher electricity usage and effective cost management.

PPL CORPORATION 2020 Proxy Statement 39

EXECUTIVE COMPENSATION

2019 PPL Operational Performance

Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
LKE

Achieve the Customer Satisfaction Rating target	18.0	26.0	133.33%	50%	66.67%

Achieve the reliability System Average Duration Index (SAIDI) goal target*	88.64	93.59	91.18%	25%	22.79%

Achieve Equivalent Forced Outage Rate (EFOR) goal target*	0.050	0.0234	188.67%	25%	47.17%

Total Operational Performance for LKE					136.63%	22%	30.06%
PPL Electric

Achieve Customer Satisfaction (CSAT) targeted rating	85%	86%	125.00%	50%	62.50%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target*	0.65	0.66	87.50%	50%	43.75%

Total Operational Performance for PPL Electric					106.25%	23%	24.44%
WPD

Achieve the Operational Incentive Revenues (Stakeholder Engagement, Customer Minutes Lost, Customer Interruptions, Broad Measure Customer Satisfaction (BMCS), Time to Connect, Incentive on Connection Engagement) goal target (in millions)	£71.71	£78.40	200.00%	100%	200.00%

Total Operational Performance for WPD					200.00%	55%	110.00%

Total Weighted Corporate Operational Performance						100%	164.50%

*	Indicates a lower number is better

LKE

LKE’s Customer Satisfaction metric is based upon points earned for performance compared to a competitive group of six utilities selected to ensure a meaningful comparison to appropriate industry peers as conducted by a third party. Performance is assessed quarterly, and points are given for performance above (six points) or within (three points) the competitive range. Bonus points are achieved by finishing first (two points) or second (one point) in an absolute ranking. To achieve the targeted customer satisfaction objective of 18 points, LKE needed to perform above the competitive range for at least two quarters and within the range for two quarters. LKE performed well against this rigorous customer satisfaction target, finishing above the competitive range for all four quarters in 2019, earning bonus points for second-place customer satisfaction in the second and fourth quarters.

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LKE’s reliability metric is based upon LKE’s combined Transmission and Distribution SAIDI, the average outage duration for each customer served, with the objective of achieving the lowest possible actual result. While LKE had good Transmission reliability performance, a significant number of isolated weather events affected Distribution performance, causing the result to be slightly below target.

LKE’s EFOR is the measurement of the percent of steam generation not available due to forced outages or reduction in generation output, with the objective of achieving the lowest possible actual result. Targets are set using historical regional results to drive optimal business performance. Through a concentrated effort on long-term outage planning, process standardization across the fleet and ongoing focus on process improvement, LKE performed exceptionally well with limited plant outages.

PPL Electric

PPL Electric’s CSAT target measures overall customer satisfaction and other key components that impact performance. The metric is gathered by a third-party vendor and represents the percent of customers who select 8, 9 or 10 on a 10-point scale for their overall satisfaction with PPL Electric as a provider of electric service to their home or business. Responses are weighted between residential and business customers to achieve a blended overall CSAT rate. The annual target is set based on previous performance and current management expectations. For 2019, CSAT was above target, which is attributable to improvement in residential CSAT throughout most of the year and upward trends in business CSAT in the second half of the year.

PPL Electric’s non-storm SAIFI target is based on an industry-recognized metric used to measure reliability by electric utilities. The metric measures the average number of interruptions per customer, based on standards set by the Institute of Electrical and Electronics Engineers (IEEE), with the objective of achieving the lowest possible actual result. The annual target is set based on previous performance and current management expectations. For 2019, IEEE SAIFI was below target primarily due to outages caused by vegetation.

WPD

WPD’s Operational Incentive Revenues represent earned payouts by WPD’s regulator, Ofgem, for WPD’s operational performance. Performance is assessed in five areas:

•

Stakeholder Engagement and Customer Vulnerability Incentive is a competitive incentive across all U.K. gas, electric and transmission companies that rewards outstanding performance. WPD has maintained the top position for seven years, contributing to strong Operational Incentive Revenue payouts.

•

Customer Minutes Lost / Customer Interruptions is measured against a target, tightened annually, set on a mixture of benchmark and WPD’s own performance. Since inception, WPD has earned the highest overall percent revenue of any Distribution Network Operator (DNO) group, which has produced strong Operational Incentive Revenue payouts.

•

BMCS provides customer satisfaction survey results from an Ofgem-sponsored survey of WPD customers. Each of WPD’s four businesses has maintained the top four positions for the past seven years, likewise contributing to strong Operational Incentive Revenue payouts.

•

Time to Connect is comprised of two components: (1) elapsed time to quote for new service installation and (2) elapsed time to connect new customers. Operational Incentive Revenue is paid or based on a common DNO target set by Ofgem.

•	Incentive on Connection Engagement is a discretionary, penalty only component decided by Ofgem. WPD has not received such a penalty in the past three years, since this incentive was introduced.

WPD’s 2019 Operational Incentive Revenue target was £71.71 million. With WPD operational performance historically at or near the top for DNOs, and Ofgem increasing performance expectations each year, the performance range for minimum, targeted and maximum payouts were rigorous.

Safety at PPL

PPL is committed to the health, safety and welfare of its employees and of those with whom we do business. Because safety is an integral part of our values and culture, we do not pay cash incentives based upon safety. However, in the event of a workplace fatality, the Compensation Committee will exercise discretion as to cash incentive payouts.

PPL CORPORATION 2020 Proxy Statement 41

EXECUTIVE COMPENSATION

Individual Annual Cash Incentive Awards for 2019 Performance

The following annual incentive awards were approved by the Compensation Committee for 2019 performance and ranged from 150.34% of target to 180.11% of target:

Name	Proration for Time in Position	Weight x Goal Results				Individual Performance	2019 Earned Award
		Financial Performance		Operational Performance
		Corporate	Business Segment	Corporate	Business Segment

Bill Spence		80% x 175%	—	20% x 164.5%	—		172.90%

Joe Bergstein(1)	49.59%	64% x 175%	—	16% x 164.5%	—	20% x 160%	170.32%

	50.41%	80% x 175%	—	20% x 164.5%	—		172.90%

Vince Sorgi		80% x 175%	—	20% x 164.5%	—		172.90%

Paul Thompson		40% x 175%	40% x 200.00%	10% x 164.5%	10% x 136.63%		180.11%

Joanne Raphael		80% x 175%	—	20% x 164.5%	—		172.90%

Greg Dudkin		40% x 175%	40% x 133.16%	10% x 164.5%	10% x 106.25%		150.34%

(1)

Mr. Bergstein’s promotion to Senior Vice President and CFO during 2019 resulted in a mid-year change in his PPL cash incentive goal weighting. Prior to his promotion, 20% of his cash incentive award was based on individual performance, including his actions to enhance investor communications, increase investor outreach, improve business planning processes, support RIIO-2 process and support strategic initiatives. Cash incentive awards are prorated based upon the number of days in each position.

This resulted in the following annual cash incentive awards approved for the NEOs:

Name	Proration for Time in Position(1)	2019 Base Salary(2)	Target Opportunity (% of Base Salary)	2019 Earned Award	2019 Annual Cash Incentive Award
					Prorated	Total

Bill Spence		$1,184,580	140%	172.90%		$2,867,395

Joe Bergstein(3)	49.59%	500,000	45%	170.32%	$190,039

	50.41%	500,000	75%	172.90%	326,846

						516,885

Vince Sorgi(4)	49.59%	700,000	85%	172.90%	510,160

	50.41%	700,000	95%	172.90%	579,606

						1,089,766

Paul Thompson		643,560	85%	180.11%		985,249

Joanne Raphael		590,000	80%	172.90%		816,088
Greg Dudkin		590,000	80%	150.34%		709,605

(1)	Cash incentive awards were prorated based upon the number of days in each position, to the extent applicable.

(2)	Cash incentive awards were calculated based on year-end base salary of the performance period.

(3)

Mr. Bergstein’s promotion to Senior Vice President and CFO during 2019 resulted in a mid-year change to his cash incentive goal weighting and target opportunity. Prior to his promotion, 20% of his cash incentive award was based on individual performance.

(4)	Mr. Sorgi’s promotion to President and COO during 2019 resulted in a mid-year change to his cash incentive target opportunity.

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2019 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards — performance units and restricted stock units. Performance units tie compensation to the financial performance and share price of PPL based on TSR and ROE performance measured over three-year periods. Restricted stock units align shareowner and executive interests while rewarding and encouraging retention.

Target Opportunity (% of Base Salary)
Name	Proration for Time in Position(1)	Total Long-term Incentive (LTI)	20% Restricted Stock Units	40% Performance Units (Based on TSR)	40% Performance Units (Based on ROE)

Bill Spence		450%	90%	180%	180%

Joe Bergstein(2)	50%	75%	15%	30%	30%

	50%	180%	36%	72%	72%

Vince Sorgi(3)	50%	220%	44%	88%	88%

	50%	235%	47%	94%	94%

Paul Thompson		150%	30%	60%	60%

Joanne Raphael		180%	36%	72%	72%

Greg Dudkin		180%	36%	72%	72%

(1)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(2)	Mr. Bergstein’s promotion to Senior Vice President and CFO during 2019 resulted in a mid-year change to his LTI target opportunity.

(3)	Mr. Sorgi’s promotion to President and COO during 2019 resulted in a mid-year change to his LTI target opportunity.

The Compensation Committee customarily grants the annual long-term incentive awards at its regularly scheduled January meeting. Off-cycle awards may be made from time-to-time, for example, on the appointment or promotion of a new executive officer or a compensation adjustment.

PPL CORPORATION 2020 Proxy Statement 43

EXECUTIVE COMPENSATION

2019 Restricted Stock Units (20% of Total LTI)

Restricted stock units are PPL stock-equivalent units representing a future delivery of a specified number of shares of PPL common stock at the end of three years. The value of the shares that may ultimately vest may be greater than or less than the targeted value, depending on future increases or decreases in PPL’s share price.

Restricted Stock Unit Awards Granted in 2019(1)
Name	Adjustment / Proration(2)	2019 Base Salary	Target (% of Salary)	Target Value	Award Value	Units Granted

Bill Spence		$1,184,580	90%	$1,066,122	$1,066,122	34,637

Joe Bergstein(3)	January 2019	314,485	15%	47,173	47,173	1,533

	July 2019	500,000	36%	180,000

	Difference(6)			132,827

	50% Proration(7)				66,414	2,172

Vince Sorgi(4)	January 2019	600,000	44%	264,000	264,000	8,577

	July 2019	700,000	47%	329,000

	Difference(6)			65,000

	50% Proration(7)				32,500	1,063

Paul Thompson		643,560	30%	193,068	193,068	6,273

Joanne Raphael(5)	January 2019	562,000	36%	202,320	202,320	6,574

	Adjusted Salary	590,000	36%	212,400

	Difference(6)			10,080	10,080	321

Greg Dudkin		590,000	36%	212,400	212,400	6,901

(1)

Number of restricted stock units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 24, 2019, $30.78; June 14, 2019, $31.45; July 1, 2019, $30.58). The number of units is rounded up to the nearest unit.

(2)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(3)	Mr. Bergstein’s promotion to Senior Vice President and CFO during 2019 resulted in a mid-year change to his LTI target opportunity.

(4)	Mr. Sorgi’s promotion to President and COO during 2019 resulted in a mid-year change to his LTI target opportunity.

(5)	Ms. Raphael’s base salary was adjusted in June 2019 effective January 1, 2019, which resulted in an adjustment to her LTI award on June 14, 2019.

(6)

For Messrs. Bergstein and Sorgi, this reflects the difference in the full-year target value of the LTI award in each position. For Ms. Raphael, this reflects the difference in the full-year target value of the LTI award based upon her base salary adjustment.

(7)	The difference in the full-year target values was prorated based upon the number of months in each position.

44 PPL CORPORATION 2020 Proxy Statement

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2019 Performance Unit Awards (80% of Total LTI)

The performance units awarded in 2019 were designed to align the interests of our NEOs with those of our shareowners by directly linking NEO pay with sustained long-term company performance over the three-year performance period. Performance units granted in January 2019 were calculated based on 2019 salary.

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY index and corporate ROE performance, as follows.

Performance Units – TSR (50% of the performance units granted)

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2019 to December 31, 2021.

The Compensation Committee determined that the UTY index is an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

To achieve the target TSR award value granted in 2019, PPL’s TSR performance must be at or above the 50th percentile relative to the companies in the UTY index at the end of the three-year performance period.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. TSR awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY index at the end of the three-year period.

Performance Units – ROE (50% of the performance units granted)

ROE is more directly impacted by executive performance and aligns with operational performance and capital allocation. ROE achievement is calculated based on the average of the annual ROE for each year of the 2019-2021 performance period for PPL Corporation.

Annual ROE is calculated by taking earnings from ongoing operations of PPL Corporation, divided by the average total equity.

In setting ROE targets, PPL considered its business plan and ROE forecast as well as that of other utilities. PPL’s three-year average ROE was among the best of U.S. utilities for the period 2017-2019, exceeding the three-year average ROE reported by 18 of the 20 utilities comprising the UTY. In 2019, the average ROE target increased to 11% from 10% in 2018. If PPL’s credit rating should drop below investment grade, the maximum award will not exceed 100% payout. ROE awards are forfeited if the average of the annual ROE for each year of the three-year performance period is below 8%.

PPL CORPORATION 2020 Proxy Statement 45

EXECUTIVE COMPENSATION

To add increased rigor to the ROE goal for the 2020 ROE grants, PPL’s average ROE from ongoing operations must be at or above the 50th percentile of companies in the UTY to achieve an above-target payout, and to achieve maximum payout, PPL’s average ROE must be at least 15%.

The following performance unit awards were granted by the Compensation Committee primarily in January 2019 and are subject to PPL’s relative TSR ranking over the 2019-2021 performance period and attainment of ROE during the same period. The Compensation Committee also granted additional performance unit awards to Ms. Raphael in June 2019 and to Messrs. Bergstein and Sorgi in July 2019.

Performance Unit Awards Granted in 2019(1) 50% TSR and 50% ROE
Name	Adjustment / Proration(2)	2019 Base Salary	Target (% of Salary)	Target Value	Award Value	TSR Units Granted	ROE Units Granted

Bill Spence		$1,184,580	360%	$4,264,489	$4,264,489	69,274	69,274

Joe Bergstein(3)	January 2019	314,485	60%	188,691	188,691	3,066	3,066

	July 2019	500,000	144%	720,000

	Difference(6)			531,309

	50% Proration(7)				265,655	4,344	4,344

Vince Sorgi(4)	January 2019	600,000	176%	1,056,000	1,056,000	17,154	17,154

	July 2019	700,000	188%	1,316,000

	Difference(6)			260,000

	50% Proration(7)				130,000	2,126	2,126

Paul Thompson		643,560	120%	772,272	772,272	12,546	12,546

Joanne Raphael(5)	January 2019	562,000	144%	809,280	809,280	13,147	13,147

	Adjusted Salary	590,000	144%	849,600

	Difference(6)			40,320	40,320	641	641

Greg Dudkin		590,000	144%	849,600	849,600	13,802	13,802

(1)

Number of performance units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 24, 2019, $30.78; June 14, 2019, $31.45; July 1, 2019, $30.58). The number of units is rounded up to the nearest unit.

(2)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(3)	Mr. Bergstein’s promotion to Senior Vice President and CFO during 2019 resulted in a mid-year change to his LTI target opportunity.

(4)	Mr. Sorgi’s promotion to President and COO during 2019 resulted in a mid-year change to his LTI target opportunity.

(5)	Ms. Raphael’s base salary was adjusted in June 2019 effective January 1, 2019, which resulted in an adjustment of her LTI award on June 14, 2019.

(6)

For Messrs. Bergstein and Sorgi, this reflects the difference in the full-year target value of the LTI award in each position. For Ms. Raphael, this reflects the difference in the full-year target value of the LTI award based upon her base salary adjustment.

(7)	The difference in the full-year target values was prorated based upon the number of months in each position.

46 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

Following the Compensation Committee’s assessment and certification of performance in early 2022, the applicable percentage of the performance unit awards and dividend equivalents will vest, if any. The Compensation Committee has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. Dividend equivalents accrue on the performance units as additional performance units and will vest and be paid according to the applicable level of achievement of the performance goal, if any.

2017–2019 Performance Units

TSR-based performance unit awards, accounting for 60% of the total LTI award, were made to the NEOs in 2017, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2017 to December 31, 2019 relative to companies in the UTY.

ROE-based performance unit awards, accounting for 20% of the total LTI award, were made to the NEOs for the first time in 2017, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s average annual ROE from January 1, 2017 to December 31, 2019.

Forfeited 2017–2019 TSR-based Performance Units

Over the three-year performance period, PPL’s TSR ranked at the 10th percentile relative to companies in the UTY. As a result, the 2017-2019 TSR-based performance units, and accrued dividend equivalents on the units, were forfeited. Performance units forfeited as a result of 2017–2019 TSR performance had a grant date value of over $5.38 million in the aggregate for the NEOs, including $3.12 million for Mr. Spence and $2.26 million for all other NEOs.

Payout of 2017–2019 ROE-based Performance Units

Over the three-year performance period, PPL’s annual ROE was 15.03% in 2017, 15.21% in 2018 and 14.65% in 2019, resulting in a three-year average of 14.96%. In order to pay at or above target of 10% or maximum of 14%, PPL’s credit rating was also required to be above investment grade. Having met these requirements, the 2017-2019 ROE-based performance units, and accrued dividend equivalents on the units, paid out at the maximum of 200%. Performance units that paid out at maximum as a result of PPL’s 2017-2019 ROE performance had a grant date value of $1.79 million in the aggregate for the NEOs, including $1.04 million for Mr. Spence and $750,000 for all other NEOs.

The chart to the left shows the difference in the total value of the performance unit awards on grant date verses the total value of the awards realized at distribution after the completion of the performance period. The realized value includes additional dividend equivalents accrued during the performance period, an increase in the price of PPL common stock, and adjustments based upon the three-year performance as detailed above.

PPL CORPORATION 2020 Proxy Statement 47

EXECUTIVE COMPENSATION

Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, annual cash incentive and long-term equity incentives in the form of performance units and restricted stock units), the company also provides other forms of compensation to the NEOs, which are summarized below.

Limited Perquisites

PPL provides limited executive perquisites to its NEOs. Where provided, we believe these perquisites are consistent with market practice and serve a direct business interest.

Financial planning and tax preparation and support, up to an aggregate cost of $11,000 per year, and estate planning, not to exceed $5,000 in the aggregate, are provided to the NEOs. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation program are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for an executive physical, up to an aggregate cost of $6,000 every two years, and genetic testing not to exceed $5,000 in the aggregate. The Compensation Committee believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

PPL periodically provides security assessments to its NEOs and has provided residential security updates to the CEO.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 6 to the Summary Compensation Table on page 54.

Retirement Programs

The company provides eligible employees with the opportunity to build financial resources for retirement through tax-qualified pension benefit plans and defined contribution plans (401(k) plans). In addition, the company provides eligible executives with non-tax-qualified supplemental pension benefit and deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to all our salaried employees after they have spent a substantial portion of their careers with the company.

NEOs are eligible for the following pension benefit plans.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Spence, Bergstein, Sorgi and Dudkin, and Ms. Raphael

PPL Supplemental Executive Retirement Plan (PPL SERP)

•  Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan

•  Eligible at age 55 with 10 years of service or age 60

•  Closed to new officers after December 31, 2011

Messrs. Spence and Dudkin, and Ms. Raphael Mr. Sorgi is eligible once he reaches age 55

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Retirement Plan	Description	NEO Participants

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit pension plan that applies to certain employees hired before January 1, 2012 who are not eligible for the PPL SERP	Mr. Bergstein Mr. Sorgi until he is eligible for PPL SERP

LG&E and KU Retirement Plan (LG&E Retirement Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Thompson

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants after December 31, 2011	Mr. Thompson

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2019” beginning on page 61.

NEOs are eligible for the following voluntary retirement savings opportunities.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan (PPL DSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 3% of the participant’s compensation subject to contribution limits imposed by the Internal Revenue Service, or IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after one year of service

•  Participants may request distribution of their account at any time following termination of employment

Messrs. Spence, Bergstein, Sorgi and Dudkin, and Ms. Raphael

PPL Executive Deferred Compensation Plan (PPL EDCP)

•  Non-qualified deferred compensation plan

•  Participants may defer some or all of their compensation in excess of the estimated minimum legally required annual payroll tax withholding and in excess of the amounts allowed by statute under the PPL Deferred Savings Plan

•  Matching contributions of up to 3% of the participant’s compensation are made under this plan on behalf of participating

Messrs. Spence, Bergstein, Sorgi and Dudkin, and Ms. Raphael

PPL CORPORATION 2020 Proxy Statement 49

EXECUTIVE COMPENSATION

Savings Plans	Description	NEO Participants

officers to make up for matching contributions that could not be made on behalf of such officers under the PPL Deferred Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

LG&E and KU Savings Plan

•  Tax-qualified defined contribution plan

•  For each dollar deferred, up to 6% of compensation, LKE will contribute 70 cents subject to contribution limits imposed by the IRS

•  Compensation includes base salary, plus deferrals to Company-sponsored benefit plans, Section 402(g) salary redirection, qualified transportation fringe benefit plans, short term incentive compensation, cost of living adjustments, commissions and overtime

•  Participants may request distribution of their account at any time following termination of employment, though there may be applicable tax consequences

Mr. Thompson

LG&E and KU Energy LLC Nonqualified Savings Plan

•  Non-qualified deferred compensation plan

•  Participants may defer up to 75% of their compensation in accordance with the terms and conditions of the plan

•  Matching contributions are made under this plan on behalf of eligible participants to make up for matching contributions that could not be made on behalf of such participants under the LG&E and KU Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Mr. Thompson

In addition to the retirement programs described above, the primary capital contribution opportunities for NEOs are stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan, or ESOP. The ESOP is a tax-qualified, employee stock ownership plan. Mr. Thompson does not participate in the ESOP. No contributions have been made to the ESOP since 2012.

50 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the Compensation Committee and the Governance and Nominating Committee have adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No “single trigger” change-in-control severance agreements

✓ Require significant equity ownership: 2x to 6x base salary for executive officers; 5x cash retainer for directors	✗ No hedging or pledging of PPL stock by officers and directors permitted

✓ Maintain clawback policy	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Provide proxy access	✗ No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✓ Limit perquisites	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following robust levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)

CEO	6x

President or COO	4x

Executive Vice Presidents	3x

Senior Vice Presidents	2x

Business segment leaders*	2x

*	Includes Messrs. Thompson and Dudkin.

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The Compensation Committee retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2019. All other NEOs were on track to meet their equity ownership requirements as of that date.

PPL CORPORATION 2020 Proxy Statement 51

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

The Compensation Committee has a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company, including such remedies contained in the company’s equity grant agreements, employment letters, if any, and applicable law.

Compensation Risk Assessment

The Compensation Committee regularly considers risks related to the attraction and retention of talent, the design of our compensation programs, and succession planning. Specifically, the Compensation Committee annually reviews management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. To do so, the Compensation Committee follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the Compensation Committee determined that PPL’s compensation programs do not encourage risk-taking incentives that are reasonably likely to have a material adverse effect on PPL.

ADDITIONAL INFORMATION

Other Compensation

In addition to the annual direct compensation and retirement programs described above, the company provides other compensation under specific situations as described below.

Employment Agreements. We generally do not enter into traditional employment agreements with our named executive officers. There are no specific agreements with respect to length of employment that would commit the company to pay a named executive officer for a specific period. Generally, our named executive officers are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Benefits” on page 67) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that

52 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have agreements with the company providing for benefits upon qualifying terminations of employment in connection with a change in control, which generally include cash severance and accelerated vesting of specific outstanding equity awards. The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company. Details on current arrangements and agreements are discussed further in “Change-in-Control Benefits” beginning on page 67 and “Termination Benefits” on page 70.

Severance Benefits. To continue to retain and protect our executives, the company has an Executive Severance Plan that provides severance benefits for officers, including the NEOs terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

As noted above, the company has agreements with all of the NEOs that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Change-in-Control Benefits” beginning on page 67 and “Termination Benefits” at page 70.

Tax Implications of Our Executive Compensation Program

In past years, we have generally designed our incentive compensation plans to maintain federal tax deductibility for executive compensation under Section 162(m) of the Internal Revenue Code, and the Compensation Committee considered the potential Section 162(m) impact when designing performance awards for our NEOs. Prior to the 2017 Tax Cuts and Jobs Act, Section 162(m) generally disallowed a tax deduction for compensation over $1 million paid to certain executive officers unless it qualified as performance-based compensation. The Tax Cuts and Jobs Act effectively repealed the exemption for performance-based compensation with respect to tax years beginning after December 31, 2017 other than arrangements in place on November 2, 2017 that are not later modified in any material respect. As such, starting in 2018 and going forward, we are not able to deduct compensation awarded to certain of our executive officers above $1 million. While we intend for our performance units granted prior to November 2, 2017 to qualify for deductibility under Section 162(m), we cannot guarantee that any compensation intended to be deductible under Section 162(m) will qualify as such. While the Compensation Committee continues to consider the deductibility of compensation, the primary goals of our executive compensation program are to attract, incentivize and retain key employees and align pay with performance. The Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

PPL CORPORATION 2020 Proxy Statement 53

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our current and former chief financial officers and our next three most highly compensated executives, known as our named executive officers, or NEOs, for service to PPL and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total	Total Without Change in Pension Value(7)
William H. Spence Chairman and Chief Executive Officer (CEO)	2019	$1,184,580	—	$5,663,150	—	$2,867,395	$4,299,219	$128,223	$14,142,567	$9,843,348
	2018	1,184,580	—	5,740,353	—	2,690,277	1,602,097	121,478	11,338,785	9,736,688
	2017	1,183,469	—	8,555,315	—	2,255,772	1,417,579	128,196	13,540,331	12,122,752
Joseph P. Bergstein, Jr. Senior Vice President and Chief Financial Officer (CFO)	2019	399,720	—	603,465	—	516,885	677,931	27,440	2,225,441	1,547,510

Vincent Sorgi President and Chief Operating Officer (COO)	2019	644,678	—	1,575,013	—	1,089,766	1,355,645	66,307	4,731,409	3,375,764
	2018	564,543	—	1,303,054	—	733,397	278,310	55,891	2,935,195	2,656,885
	2017	549,039	—	1,783,550	—	598,488	709,887	58,544	3,699,508	2,989,621
Paul W. Thompson Chairman of the Board, Chief Executive Officer and President — LG&E and KU Energy LLC (LKE)	2019	642,563	—	1,025,636	—	985,249	2,699,085	68,430	5,420,963	2,721,878
	2018	618,846	—	953,019	—	920,564	201,687	54,444	2,748,560	2,546,873

Joanne H. Raphael Executive Vice President, General Counsel and Corporate Secretary	2019	587,461	—	1,128,342	—	816,088	1,923,130	52,963	4,507,984	2,584,854
	2018	529,231	—	988,567	—	644,824	796,734	40,835	3,000,191	2,203,457

Gregory N. Dudkin President — PPL Electric Utilities Corporation (PPL Electric)	2019	588,731	—	1,128,314	—	709,605	810,821	23,290	3,260,761	2,449,940
	2018	559,423	—	1,056,400	—	661,606	299,524	19,733	2,596,686	2,297,162
	2017	544,247	—	1,555,810	—	536,498	589,068	19,662	3,245,285	2,656,217

(1)

This column reflects the title of each NEO as of December 31, 2019. Effective January 25, 2019, Mr. Sorgi and Ms. Raphael were promoted to Executive Vice President from Senior Vice President. Effective July 1, 2019: (1) Mr. Spence’s title changed from Chairman, President and CEO to Chairman and CEO; (2) Mr. Bergstein was promoted to Senior Vice President and CFO from Vice President-Investor Relations and Corporate Development & Planning; and (3) Mr. Sorgi was promoted to President and COO from Executive Vice President and CFO.

(2)

Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2019 in the amounts indicated: Mr. Spence ($35,538); Mr. Bergstein ($23,983); Mr. Sorgi ($19,341); Mr. Thompson ($35,692); and Ms. Raphael ($17,624). These amounts are included in the “Nonqualified Deferred Compensation in 2019” table on page 66 as executive contributions for the last fiscal year.

(3)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair value of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2019” table on page 56. The maximum potential values as of the grant date of the TSR-based performance units granted in 2019 assuming the highest level of performance are as follows: Mr. Spence — $4,929,538; Mr. Bergstein — $525,297; Mr. Sorgi — $1,370,987; Mr. Thompson — $892,773; Ms. Raphael — $982,149; and Mr. Dudkin — $982,150. The maximum potential values as of the grant date of the ROE-based performance units granted in 2019 assuming the highest level of performance are as follows: Mr. Spence — $4,264,507; Mr. Bergstein $454,422; Mr. Sorgi — $1,186,026; Mr. Thompson — $772,332; Ms. Raphael — $849,648; and Mr. Dudkin — $849,651. For additional information on the assumptions made in the valuation of performance units, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC. Further information regarding the 2019 awards is included in the “Grants of Plan-Based Awards During 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables elsewhere in this proxy statement.

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(4)

Amounts represent cash awards paid in March 2020 for performance under the company’s annual cash incentive award program for 2019, which were made under PPL’s 2016 Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Spence ($86,022); Mr. Bergstein ($129,221); Mr. Sorgi ($108,977); Mr. Thompson ($59,115); Ms. Raphael ($24,483); and Mr. Dudkin ($21,288). These amounts will be included in the “Nonqualified Deferred Compensation in 2020” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2020.

(5)

This column represents the sum of the changes during 2019 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Spence, Sorgi and Dudkin, and Ms. Raphael, the PPL Retirement Plan and PPL Supplemental Compensation Pension Plan for Mr. Bergstein and the LG&E and KU Retirement Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Thompson. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan or the LG&E Energy Corp. Nonqualified Savings Plan were reportable for 2019. See “Nonqualified Deferred Compensation in 2019” beginning on page 65 for additional information.

(6)

The table below reflects the components of this column for 2019, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, and certain perquisites including financial planning and tax preparation services, executive physicals and other personal benefits as noted.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning and Tax Preparation	Executive Physical	Other		Total

Spence	$ 8,400	$101,348	$11,000	$1,495	$ 5,980	(a)	$128,223

Bergstein	8,400	8,040	11,000	—	—		27,440

Sorgi	8,400	32,942	11,000	2,965	11,000	(b)	66,307

Thompson	10,877	54,774	2,000	779	—		68,430

Raphael	8,400	28,568	9,000	1,495	5,500	(b)	52,963

Dudkin	8,400	595	11,000	3,295	—		23,290

(a)	Cost of residential security updates for Mr. Spence.

(b)

For Mr. Sorgi and Ms. Raphael, includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions. For Mr. Sorgi, also includes a contribution through Dollars for Doers, the company’s employee-volunteers recognition program, which supports those who volunteer at least 40 hours in a calendar year to a single nonprofit organization by contributing a $1,000 grant on their behalf to the qualifying organization.

(7)

In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the company’s performance and are outside of the control of the Compensation Committee.

PPL CORPORATION 2020 Proxy Statement 55

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2019

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2019.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

William H. Spence	1/24/2019		$829,206	$1,658,412	$3,316,825

	1/24/2019								34,637	$1,066,127

	1/24/2019	(5)				17,319	69,274	138,548		2,464,769

	1/24/2019	(6)				34,637	69,274	138,548		2,132,254

Joseph P. Bergstein, Jr.	1/24/2019		150,308	300,615	601,230

	1/24/2019								1,533	47,186

	1/24/2019	(5)				767	3,066	6,132		109,088

	1/24/2019	(6)				1,533	3,066	6,132		94,371

	7/1/2019								2,172	66,420

	7/1/2019	(5)				1,086	4,344	8,688		153,560

	7/1/2019	(6)				2,172	4,344	8,688		132,840

Vincent Sorgi	1/24/2019		315,144	630,287	1,260,574

	1/24/2019								8,577	264,000

	1/24/2019	(5)				4,289	17,154	34,308		610,339

	1/24/2019	(6)				8,577	17,154	34,308		528,000

	7/1/2019								1,063	32,507

	7/1/2019	(5)				532	2,126	4,252		75,154

	7/1/2019	(6)				1,063	2,126	4,252		65,013

Paul W. Thompson	1/24/2019		273,513	547,026	1,094,052

	1/24/2019								6,273	193,083

	1/24/2019	(5)				3,137	12,546	25,092		446,387

	1/24/2019	(6)				6,273	12,546	25,092		386,166

Joanne H. Raphael	1/24/2019		236,000	472,000	944,000

	1/24/2019								6,574	202,348

	1/24/2019	(5)				3,287	13,147	26,294		467,770

	1/24/2019	(6)				6,574	13,147	26,294		404,665

	6/14/2019								321	10,096

	6/14/2019	(5)				160	641	1,282		23,304

	6/14/2019	(6)				321	641	1,282		20,159

Gregory N. Dudkin	1/24/2019		236,000	472,000	944,000

	1/24/2019								6,901	212,413

	1/24/2019	(5)				3,451	13,802	27,604		491,075

	1/24/2019	(6)				6,901	13,802	27,604		424,826

(1)

These columns show the potential payout range under the 2019 annual cash incentive award program. For additional information, see “CD&A — 2019 Named Executive Officer Compensation — 2019 Annual Cash Incentive Awards” beginning on page 37. The cash incentive payout range is generally from 50% to 200% of target. If the actual EPS performance is below the goal required to achieve a threshold payout, the award will be forfeited.

(2)

These columns show the potential payout range for the performance units, both TSR and ROE, granted in 2019 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2019 Named Executive Officer Compensation — 2019 Long-term Equity Incentive Awards — 2019 Performance Unit Awards” beginning on page 45.

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(3)

This column shows the number of forward-looking time-vested restricted stock units granted in 2019 to the NEOs under PPL’s SIP, or in the case of Mr. Bergstein, the ICPKE. In general, restrictions on the awards will lapse three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. In the case of awards made under the SIP, these additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

(4)

This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. The grant date fair value for restricted stock units and performance units based on ROE were based on the closing price of PPL common stock on the NYSE on the grant dates as follows: January 24, 2019, $30.78; June 14, 2019, $31.45; and July 1, 2019, $30.58. For performance units based on TSR, the grant date fair value was calculated using a Monte Carlo pricing model value as follows: January 24, 2019, $35.58; June 14, 2019, $36.36; and July 1, 2019, $35.35. For additional information on the valuation assumptions for performance units, see Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC.

(5)

The payout range for TSR-based performance unit awards granted in 2019 is from 25% to 200% of target. The performance period is from 2019 to 2021. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal, if any. If actual performance falls below the 25% payout level, the payout is zero.

(6)

The payout range for ROE-based performance unit awards granted in 2019 is from 50% to 200% of target. The performance period is from 2019 to 2021. At the end of the performance period, the average of the annual corporate ROE for PPL for each year of the performance period will be assessed against the attainment levels set for the awards. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 50% payout level, the payout is zero. If PPL’s credit rating drops below investment grade, payout levels will not exceed target.

PPL CORPORATION 2020 Proxy Statement 57

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2019. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 31, 2019, the last trading day of 2019, which was $35.88. For additional information about stock awards, see “CD&A — 2019 Named Executive Officer Compensation — 2019 Long-term Equity Incentive Awards” beginning on page 43.

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William H. Spence							203,960	7,318,085

	1/25/18	(5)							72,764	2,610,790

	1/25/18	(6)							145,529	5,221,579

	1/24/19	(5)							144,120	5,171,039

	1/24/19	(6)							144,120	5,171,039

Joseph P. Bergstein, Jr.	1/24/13		20,645		26.59	1/23/23

							10,158	364,467

	1/25/18	(5)							3,021	108,381

	1/25/18	(6)							6,041	216,762

	1/24/19	(5)							6,379	228,867

	1/24/19	(6)							6,379	228,867

	7/01/19	(5)							8,802	315,832

	7/01/19	(6)							8,802	315,832

Vincent Sorgi	1/27/11		26,561		23.20	1/26/21

	1/26/12		29,624		25.41	1/25/22

	1/24/13		55,153		26.59	1/23/23

							45,170	1,620,700

	1/25/18	(5)							16,517	592,639

	1/25/18	(6)							33,035	1,185,279

	1/24/19	(5)							35,688	1,280,492

	1/24/19	(6)							35,688	1,280,492

	7/01/19	(5)							4,308	154,572

	7/01/19	(6)							4,308	154,572

Paul W. Thompson							27,064	971,056

	1/25/18	(5)							12,080	433,446

	1/25/18	(6)							24,161	866,892

	1/24/19	(5)							26,101	936,519

	1/24/19	(6)							26,101	936,519

58 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joanne H. Raphael	1/26/12		36,750		25.41	1/25/22

	10/1/12		466		25.95	9/30/22

	1/24/13		64,532		26.59	1/23/23

							32,776	1,175,996

	1/25/18	(5)							12,531	449,606

	1/25/18	(6)							25,062	899,212

	1/24/19	(5)							27,352	981,382

	1/24/19	(6)							27,352	981,382

	6/14/19	(5)							1,299	46,604

	6/14/19	(6)							1,299	46,604

Gregory N. Dudkin							37,796	1,356,120

	1/25/18	(5)							13,391	480,465

	1/25/18	(6)							26,782	960,930

	1/24/19	(5)							28,714	1,030,275

	1/24/19	(6)							28,714	1,030,275

(1)

For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units. No options have been granted since 2013.

(2)	All securities underlying unexercised options are exercisable.

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EXECUTIVE COMPENSATION

(3)

All restricted stock units for the NEOs under PPL’s SIP and ICPKE vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including any accrued dividend equivalents reflected as additional restricted stock units, are:

	Grant Date	Vesting Dates
Name		1/3/2020	1/26/2020	2/17/2020	1/25/2021	1/24/2022	6/14/2022	7/1/2022

Spence	1/26/17		34,789

	2/17/17			96,758

	1/25/18				36,382

	1/24/19					36,031

Bergstein	1/26/17		1,405

	2/17/17			3,647

	1/25/18				1,372

	1/24/19					1,533

	7/1/19							2,201

Sorgi	1/26/17		7,376

	2/17/17			19,536

	1/25/18				8,259

	1/24/19					8,922

	7/1/19							1,077

Thompson	1/3/17	4,990

	2/17/17			9,509

	1/25/18				6,040

	1/24/19					6,525

Raphael	1/26/17		5,237

	2/17/17			14,110

	1/25/18				6,266

	1/24/19					6,838

	6/14/19						325

Dudkin	1/26/17		6,326

	2/17/17			17,596

	1/25/18				6,695

	1/24/19					7,179

(4)

These performance units, both TSR and ROE, are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2020 for the 2018 awards and December 31, 2021 for the 2019 awards, the number of performance units earned is not determined until the Compensation Committee certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2019 Named Executive Officer Compensation — 2019 Long-term Equity Incentive Awards — 2019 Performance Unit Awards” beginning on page 45 for a discussion of the performance goals related to TSR and ROE awards and the attainment levels for each award.

(5)

The number of TSR-based performance units granted in 2018 disclosed in the table for each NEO represents the target payout amount. The target amount is used because PPL’s TSR was above the threshold payout level of the awards as compared to its industry peers for the time period 2018 and 2019, the first two years of the three-year performance period for the 2018 awards. The number of TSR-based performance units granted in 2019 disclosed in the table for each NEO represents the maximum payout amount. The maximum amount is used because PPL’s TSR was above the target payout level of the awards as compared to its industry peers for 2019, the first year of the three-year performance period for the 2019 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(6)

The number of ROE-based performance units granted in 2018 and 2019 disclosed in the table for each NEO represents the maximum payout amount as ROE attainment for 2018 and 2019 was above the target payout level. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

60 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table provides information for each of the NEOs with respect to (1) stock option exercises during 2019, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2019 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions. No options have been granted since 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

William H. Spence	1,217,353	$8,990,973	169,381	$5,497,528

Joseph P. Bergstein, Jr.	—	—	5,761	189,571

Vincent Sorgi	13,696	122,079	34,423	1,120,793

Paul W. Thompson	—	—	18,458	613,028

Joanne H. Raphael	21,288	84,765	23,023	753,154

Gregory N. Dudkin	—	—	26,594	873,179

(1)	Amounts reflect the difference between the exercise price of the stock option award and the closing price on the NYSE of PPL common stock underlying the stock option award at the time of exercise.

(2)

Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 31, 2019 on the NYSE of the shares of PPL common stock underlying the Performance Unit – ROE awards granted in 2017 that are deemed to have been earned as of December 31, 2019, the last day of the three-year performance period.

PENSION BENEFITS IN 2019

The following table sets forth information on the pension benefits for the NEOs under (1) the PPL Retirement Plan, (2) the PPL Supplemental Compensation Pension Plan, (3) the PPL Supplemental Executive Retirement Plan (PPL SERP), (4) the LG&E and KU Retirement Plan (LG&E Retirement Plan) and (5) the LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP).

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)(2)	Payments During Last Fiscal Year

William H. Spence	PPL Retirement Plan	13.5		$ 1,061,323	—

	PPL SERP	27.0	(3)	27,982,824	—
Joseph P. Bergstein, Jr.	PPL Retirement Plan	20.4		948,148	—
	PPL Supplemental Compensation Pension Plan	20.4		1,012,999	—

Vincent Sorgi	PPL Retirement Plan	13.7		792,383	—

	PPL Supplemental Compensation Pension Plan	13.7		2,300,203	—

	PPL SERP	13.7		2,890,932	—
Paul W. Thompson	LG&E Retirement Plan	28.8		2,189,052	—
	LG&E SERP	28.8		9,032,120	—

Joanne H. Raphael	PPL Retirement Plan	31.4		2,164,369	—

	PPL SERP	30.0		7,279,261	—
Gregory N. Dudkin	PPL Retirement Plan	10.5		829,080	—
	PPL SERP	10.5		2,784,879	—

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EXECUTIVE COMPENSATION

(1)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are as follows:

Plan	Assumed Retirement Date(a)	Discount Rate	Mortality Assumption(b)
PPL Retirement Plan	60	3.66%	Annuity Form of Payment. RP-2014 gender specific healthy annuitant tables with white collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale MP-2017 mortality improvements from 2006 on a generational basis. For the LG&E Retirement Plan and the LG&E SERP, the base rates are increased by 4%.
PPL Supplemental Compensation Pension Plan	60	3.66%
LG&E Retirement Plan	60	3.63%
LG&E SERP	62	3.61%
PPL SERP	60/62	3.61%	Lump-sum Form of Payment. 50%/50% blend at the male and female RP-2014 healthy annuitant tables with no collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale MP-2017 mortality improvements from 2006 on a generational basis.

(a)

For each plan, this column reflects the age at which retirement may occur without any reduction in benefits. Effective December 31, 2017, the Compensation Committee approved an amendment to the SERP, for Mr. Spence only, that increased his retirement age for full benefits from age 60 to age 62. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service.

(b)

The annuity form of payment is used for the PPL Supplemental Compensation Pension Plan and LG&E SERP as that is the only form of benefit under those plans. A blend of the annuity and lump-sum forms of payment is used for the PPL Retirement Plan and LG&E Retirement Plan as both forms of payment are available under those plans. The lump-sum form of payment is used for the PPL SERP as the covered NEOs have elected that form of payment.

(2)

The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the benefits payable under the PPL SERP, the PPL Supplemental Compensation Pension Plan and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2019.

Name(a)	Retirement	Death	Disability
Spence	$29,284,764	$14,103,206	$29,284,764
Bergstein(b)	—	404,439	—
Sorgi(c)	—	714,649	—
Thompson(d)	9,032,203	5,996,305	7,795,619
Raphael	7,623,220	3,375,741	7,623,220
Dudkin	2,914,733	1,395,336	2,914,733

(a)

Messrs. Spence, Sorgi and Dudkin and Ms. Raphael have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Spence, the actual payment to be made to him under the PPL SERP will be offset by any defined benefit pension amounts he has from former employers. For Messrs. Bergstein and Thompson, the PPL Supplemental Compensation Pension Plan and LG&E SERP respectively do not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. The amounts shown in this table represent the values that would have become payable based on a December 31, 2019 termination of employment. Actual payment would be made following December 31, 2019 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Mr. Bergstein participates in the PPL Supplemental Compensation Pension Plan. He does not participate in the PPL SERP. If Mr. Bergstein had died on December 31, 2019, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2019, he would be eligible at age 55 for a monthly payment of approximately $4,500 under the PPL Supplemental Compensation Pension Plan.

62 PPL CORPORATION 2020 Proxy Statement

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(c)

Mr. Sorgi participates in the PPL Supplemental Compensation Pension Plan. He is not yet eligible to participate in the PPL SERP. If Mr. Sorgi had died on December 31, 2019, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2019, he would be eligible at age 55 for a monthly payment of approximately $10,400 under the PPL Supplemental Compensation Pension Plan.

(d)

If Mr. Thompson had retired on December 31, 2019 and commenced his LG&E SERP benefit on January 1, 2020, the monthly LG&E SERP benefit payable as a life annuity would have been $48,828. If he had died on December 31, 2019, the monthly LG&E SERP benefit payable to his spouse for her lifetime beginning on January 1, 2020 would have been $24,414. If Mr. Thompson had become disabled on December 31, 2019, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $47,919.

(3)

Includes 13.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2019 under the PPL SERP of $13,504,811.

PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,500 active employees as of December 31, 2019 and was closed to new salaried employees after December 31, 2011.

•

Benefit Formula. The plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of (1) a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan; or (2) a “final average pay formula” comprised of 1.3% of final average earnings up to the Average Social Security Wage Base plus 1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by the sum of years of credited service (up to a maximum of 40 years). Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2019, $83,244. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards but may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement or termination on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions. Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL SERP described below.

PPL Supplemental Compensation Pension Plan. This plan is unfunded, is not qualified for tax purposes and covers approximately 30 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan at the time of termination or retirement. The benefit formula is the same as the PPL Retirement Plan but reflects compensation in excess of the IRS-prescribed limit of $280,000 for 2019. The plan benefit is calculated using all PPL-affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Mr. Sorgi vests in the PPL SERP, he will no longer be eligible for this plan.

PPL Supplemental Executive Retirement Plan (PPL SERP). The PPL SERP covers Messrs. Spence, Sorgi and Dudkin and Ms. Raphael and provides for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers hired after December 31, 2011.

•

Benefit Formula. The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

PPL CORPORATION 2020 Proxy Statement 63

EXECUTIVE COMPENSATION

•

Form of Benefit. The normal retirement age in the PPL SERP is age 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 50 with 10 years of service, accrued benefits are vested. Benefits begin accruing after age 30. Prior to age 60 (age 62 for Mr. Spence) benefits are reduced for early retirement. After the completion of 10 years of service, participants are eligible for death benefit protection.

•

Additional Years of Service. The company does not have a policy for granting additional years of service under the PPL SERP but has done so in individual situations, with the approval of the Compensation Committee. The Compensation Committee previously granted to Mr. Spence an additional year of service for each year of employment under the PPL SERP as a retention mechanism. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant.

LG&E and KU Retirement Plan (LG&E Retirement Plan). The LG&E Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,100 active employees as of December 31, 2019 and was closed to new participants on December 31, 2005.

•

Benefit Formula. The LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of (1) 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years) and (2) 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years). The “average monthly earnings” is the average of the highest five consecutive years of monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans, divided by 12. “Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service. Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code.

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP). Closed to new participants after December 31, 2011, the LG&E SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the plan are subject to claims of the company’s creditors in the event of bankruptcy.

•

Benefit Formula. The LG&E SERP formula is equal to 64% of the average monthly compensation less: (1) 100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65; (2) 100% of the primary Social Security Benefit payable at age 65; (3) 100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and (4) 100% of the annuity value any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers. The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator of which is 15. “Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

•

Retirement Age. Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

64 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2019

PPL Executive Deferred Compensation Plan. The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2019 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -2.33% to 39.04% during 2019. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2019, Messrs. Spence, Bergstein, Sorgi and Dudkin, and Ms. Raphael, notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they have either left or retired from the company. However, the plan was modified, effective January 1, 2019, to allow in-service withdrawals provided the date of payment is at least twelve months after the deferral election becomes irrevocable. In addition, the company’s Corporate Leadership Council, which currently consists of the CEO, CFO, COO and general counsel, has the discretion to approve a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E and KU Nonqualified Savings Plan. Mr. Thompson is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate is reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. Under this investment option, the interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Thompson’s rate of return for 2019 was 5.5%.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E Energy Corp. Nonqualified Savings Plan. Mr. Thompson also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Thompson’s rate of return for 2019 was 5.5%.

PPL CORPORATION 2020 Proxy Statement 65

EXECUTIVE COMPENSATION

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
William H. Spence	PPL Executive Deferred Compensation Plan	$116,246	$101,348	$307,898	—	$2,353,779
Joseph P. Bergstein, Jr.	PPL Executive Deferred Compensation Plan	79,838	8,040	47,497	—	277,641
Vincent Sorgi	PPL Executive Deferred Compensation Plan	202,690	32,942	355,604	—	1,517,644
Paul W. Thompson	LG&E and KU Nonqualified Savings Plan	90,926	54,774	84,081	—	1,657,916
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	59,823	—	1,145,965
Joanne H. Raphael	PPL Executive Deferred Compensation Plan	36,969	28,568	180,791	—	850,463
Gregory N. Dudkin	PPL Executive Deferred Compensation Plan	19,848	595	39,369	—	284,908

(1)

The following NEOs deferred salary in 2019 in the amounts indicated: Spence — $35,538; Bergstein — $23,983; Sorgi — $19,341; Thompson — $35,692; and Raphael — $17,624, which is included in the “Salary” column of the Summary Compensation Table for 2019. In addition, the following NEOs deferred a portion of their cash incentive awards for 2018 performance paid in 2019, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2018: Spence — $80,708; Sorgi — $183,349; Thompson — $55,234; Raphael — $19,345; and Dudkin — $19,848.

(2)	Amounts in this column are company matching contributions during 2019 and are included in the Summary Compensation Table for 2019 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2019 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)

Represents the total balance of each NEO’s account as of December 31, 2019. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years:

Name	Executive Contributions	Registrant Contributions	Total
Spence	$637,763	$566,610	$1,204,373
Sorgi	599,805	98,513	698,318
Thompson	60,265	32,542	92,807
Raphael	15,877	23,235	39,112
Dudkin	56,170	16,507	72,677

66 PPL CORPORATION 2020 Proxy Statement

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

The following section describes the benefits payable to the company’s NEOs in two circumstances: (1) a change in control of PPL and (2) a termination of employment.

Change-in-Control Benefits

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”), as summarized below. See the table beginning on page 72 for the estimated value of benefits to be paid if any of the NEOs were terminated on December 31, 2019, after a change in control of PPL for qualifying reasons. The benefits provided under each NEO’s agreement replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to him or her.

The change-in-control agreement with respect to Mr. Spence is an older form of agreement. The agreements for Messrs. Bergstein, Sorgi, Thompson and Dudkin, and Ms. Raphael follow the new form of agreement.

Payment Triggers and Benefits

The following benefits will be paid if, in connection with a change in control, employment is terminated for any reason other than death, disability, retirement or “cause.” A voluntary termination of employment by an NEO would result in the payment of these benefits only if there was “good reason” for leaving. If an NEO is discharged for “cause”, there is no benefit payable before or after a change in control.

	Pursuant to Mr. Spence’s Agreement	Pursuant to Agreements of Other NEOs

Lump-sum Payment

•  Lump-sum payment equal to three times the sum of (1) Mr. Spence’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual cash incentive award in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs

•  Lump-sum payment equal to three times the sum of (1) each NEO’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs

Continued Health and Welfare / COBRA Payments	• Continuation of welfare benefits for Mr. Spence and his dependents for the 36-month period following separation (reduced to the extent he receives comparable benefits from another employer)

•  Lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination)

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	Pursuant to Mr. Spence’s Agreement	Pursuant to Agreements of Other NEOs

Additional Pension Service Credit	• Lump-sum payment having an actuarial present value equal to the additional pension benefits he would have received had he continued to be employed by the company for an additional 36 months	• N/A

Incentive Compensation

•  Unpaid incentive compensation that has been allocated or awarded for a previous performance period

•  Lump-sum payment of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at 200% of the target level of performance

•  Unpaid incentive compensation that has been allocated or awarded for a previous performance period

•  Lump-sum payment of all contingent cash incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance

Other Benefits

•  A gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code

•  Outplacement services for up to three years

•  Post-retirement health care and life insurance benefits if eligibility would have occurred within the 36-month period following the change in control

•  Outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000

•  Post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination or, if more favorable to the NEO, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs

Term of the Agreement

•  Continues in effect until December 31, 2019, and automatically extended for additional one-year periods

•  If a change in control occurs during the agreement’s term, the agreement expires no earlier than 36 months after the month in which the change in control occurs

•  Continues in effect until December 31, 2019, and automatically extended for additional one-year periods

•  If a change in control occurs during the agreement’s term, the agreement expires no earlier than 24 months after the month in which the change in control occurs

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Defined Terms under Change-in-Control Agreements

	Pursuant to Mr. Spence’s Agreement	Pursuant to Agreements of Other NEOs

Change in Control

•  A change in the majority of the members of our Board of Directors occurs through contested elections;

•  An investor or group acquires 20% or more of the company’s common stock;

•  A merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•  Shareowner approval of the liquidation or dissolution of the company; or

•  The Board of Directors declares that a change in control is anticipated to occur or has occurred

•  A change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•  An investor group acquires 30% or more of the company’s common stock;

•  A merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•  The sale or other disposition of substantially all the company’s assets

Cause	• Willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors	• Same as definition included in Mr. Spence’s agreement

Good Reason

•  Includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or duties assigned, including a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan

• Generally consistent with the definition included in Mr. Spence’s agreement

Additional Benefits

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•

Under the SIP, the restriction period applicable to any outstanding restricted stock unit awards lapses upon termination within 24 months following a change in control. Under the ICPKE, the restriction period applicable to any outstanding restricted stock unit awards lapses upon change in control;

•

The performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though the NEO had achieved the goals satisfying the target award, subject to additional payout as set forth above under the terms of the change-in-control agreements;

•	Upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service;

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•

Upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age; and

•

Upon a qualifying termination, (1) the term for options granted under the ICP and ICPKE is reduced to 36 months following the date of termination and (2) the term for options granted under the SIP is reduced to three years and 60 days following the date of termination for all outstanding options. For options granted under the ICP and ICPKE in 2010 or after, and for all options granted under the SIP, the exercise periods in the event of a change in control otherwise remain the full term.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the PPL Supplemental Compensation Pension Plan, the PPL EDCP, change-in-control agreements and the PPL DDCP if a change in control were to occur.

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment for reasons of retirement, voluntary termination, death, disability, or involuntary termination not for cause, but the value of those benefits and their components vary depending upon the circumstances.

For a termination of employment due to a change in control, the benefits provided under the Company’s change-in-control agreements, as discussed above in “Change-in-Control Arrangements,” replace any other severance benefits provided to the NEOs by PPL.

Severance

See “CD&A — Additional Information — Other Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs are all participants in the PPL Executive Severance Plan.

•

The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy.

•

Pursuant to this plan, each of the NEOs is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability by the NEO.

The table under “Summary of Benefits – Termination Events” below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable” for Mr. Spence.

Annual Cash Incentive Awards

•

It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Messrs. Bergstein and Sorgi are currently ineligible to retire; therefore, if either was to leave voluntarily, he would not be entitled to an annual cash incentive award.

Long-term Incentive Awards

PPL Restricted Stock Units

•

Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP. Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement-eligible.

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PPL Performance Units

•

For TSR-based performance units, if the NEO is eligible to retire and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance. Otherwise, the full award is forfeited.

For ROE-based performance units, if the NEO is eligible to retire and retires at any time during the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance.

In the event of termination due to death or disability, all TSR-based performance units are prorated for the portion of the performance cycle prior to termination and the award is paid out at the end of the performance period based upon actual performance. There is no proration upon termination due to death or disability for ROE-based performance units and the award is paid out at the end of the performance period based upon actual performance.

All performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

PPL Stock Options

All stock options currently outstanding are fully vested and exercisable and therefore are not reflected in the table below.

The term of all previously granted PPL stock options is 10 years. No stock options have been granted since 2013. Upon the below-stated events of termination, the executive may exercise options as follows:

•

In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP and ICPKE, the executive has the remaining term to exercise the options.

•

In the event of termination of employment as a result of death or disability, the term for options granted under the ICP and ICPKE is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•

In the event of voluntary termination of employment for reasons other than noted above, under the ICP, ICPKE and SIP, NEOs have a maximum of 60 days to exercise options granted that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

Summary of Benefits – Termination Events

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2019, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Assumptions for the table below:

•	For NEOs eligible to retire (Messrs. Spence, Thompson and Dudkin, and Ms. Raphael), we have assumed the executive retires in the case of voluntary or involuntary termination.

•	For all NEOs, we have assumed the termination event occurred as of December 31, 2019.

•

In all events where TSR-based performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target (except for Mr. Spence as set forth in “Change-in-Control Arrangements”), except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

The table does not repeat information disclosed in the “Pension Benefits in 2019” table, the “Nonqualified Deferred Compensation in 2019” table or the “Outstanding Equity Awards at Fiscal Year-End 2019” table, except to the extent

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that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected, as noted as such in the footnotes to the table.

Account balances under the PPL EDCP, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2019” table on page 66 above and are not included in the table below.

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Following a Change in Control
William H. Spence
Severance payable in cash(1)	—	—	—	$2,369,160		—	$11,624,571
Other separation benefits(2)	—	$ 296,145	—	83,087		—	99,750
Tax gross-up amount payable(3)	—	—	—	—		—	12,928,746
Restricted stock units(4)	$7,318,068	7,318,068	$7,318,068	7,318,068		—	7,318,068
Performance units — TSR(5)	8,940,887	6,346,929	6,346,929	8,940,887		$6,346,929	12,693,859
Performance units — ROE(6)	6,444,544	6,444,544	6,444,544	6,444,544		3,850,587	7,701,173
Joseph P. Bergstein, Jr.
Severance payable in cash(1)	—	—	—	1,000,000		—	2,170,260
Other separation benefits(2)	—	125,000	—	93,417		—	93,417
Tax gross-up amount payable(3)	—	—	—	—		—	—
Restricted stock units(4)	—	364,467	364,467	—	(7)	—	364,467
Performance units — TSR(5)	—	314,253	314,253	—	(7)	314,253	314,253
Performance units — ROE(6)	—	431,150	431,150	—	(7)	213,456	213,456
Vincent Sorgi
Severance payable in cash(1)	—	—	—	1,400,000		—	4,300,191
Other separation benefits(2)	—	175,000	—	94,081		—	94,081
Tax gross-up amount payable(3)	—	—	—	—		—	—
Restricted stock units(4)	—	1,620,707	1,620,707	—	(7)	—	1,620,707
Performance units — TSR(5)	—	1,428,133	1,428,133	—	(7)	1,428,133	1,428,133
Performance units — ROE(6)	—	1,574,820	1,574,820	—	(7)	898,919	898,919
Paul W. Thompson
Severance payable in cash(1)	—	—	—	1,287,120		—	4,692,372
Other separation benefits(2)	—	—	—	107,836		—	107,836
Tax gross-up amount payable(3)	—	—	—	—		—	—
Restricted stock units(4)	971,065	971,065	971,065	971,065		—	971,065
Performance units — TSR(5)	1,438,848	982,193	982,193	1,438,848		982,193	982,193
Performance units — ROE(6)	1,080,753	1,080,753	1,080,753	1,080,753		624,098	624,098
Joanne H. Raphael
Severance payable in cash(1)	—	—	—	1,180,000		—	3,704,472
Other separation benefits(2)	—	147,500	—	79,096		—	79,096
Tax gross-up amount payable(3)	—	—	—			—
Restricted stock units(4)	1,175,996	1,175,996	1,175,996	1,175,996		—	1,175,996
Performance units — TSR(5)	1,527,252	1,034,721	1,034,721	1,527,252		1,034,721	1,034,721
Performance units — ROE(6)	1,151,483	1,151,483	1,151,483	1,151,483		658,953	658,953
Gregory N. Dudkin
Severance payable in cash	—	—	—	1,180,000		—	3,754,818
Other separation benefits(2)	—	147,500	—	97,919		—	97,919
Tax gross-up amount payable	—	—	—	—		—	—
Restricted stock units(4)	1,356,123	1,356,123	1,356,123	1,356,123		—	1,356,123
Performance units — TSR(5)	1,676,570	1,172,990	1,172,990	1,676,570		1,172,990	1,172,990
Performance units — ROE(6)	1,222,592	1,222,592	1,222,592	1,222,592		719,012	719,012

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(1)	For purposes of this table, we have assumed the NEOs are eligible for benefits under their respective change-in-control agreements.

See “Termination Benefits – Severance” for a summary of the payment of severance benefits that the NEOs included in the table are eligible for a payment of severance benefits in the event of an involuntary termination not for cause, if they are not eligible to receive severance payments under another plan or any agreement.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO is eligible for the specified benefits described under “Change-in-Control Benefits” above. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for each NEO are calculated in accordance with the applicable formula described under “Change-in-Control Benefits” above.

(2)

In the event of their death, the surviving spouses of Messrs. Spence, Bergstein, Sorgi and Dudkin, and Ms. Raphael, are eligible to receive a lump-sum payment equal to three months of their respective base salary.

Under the PPL Executive Severance Plan, each NEO is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. See “Termination Benefits – Severance” above.

Under the terms of the change-in-control agreements of each of the NEOs, the executive is eligible for specific benefits described under “Change-in-Control Benefits” above. The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column.

(3)

In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the IRS, the change-in-control agreement for Mr. Spence provides that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. The tax payment and gross-up do not extend to normal income taxes due on any separation payments. The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of Mr. Spence’s change-in-control agreement if he had been terminated on December 31, 2019.

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(4)

Total outstanding performance-contingent restricted stock units and restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2019” table above. The amounts included in this table reflect the value of the performance-contingent restricted stock units and restricted stock units that would become immediately vested as a result of each event as of December 31, 2019, including the impact of the rounding of fractional shares. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock Units

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
William H. Spence
Accelerated	203,960	203,960	203,960	203,960	—	203,960
Forfeited	—	—	—	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	10,158	10,158	—	—	10,158
Forfeited	10,158	35,012	35,012	10,158	—	35,012
Vincent Sorgi
Accelerated	—	45,170	45,170	—	—	45,170
Forfeited	45,170	—	—	45,170	—	—
Paul W. Thompson
Accelerated	27,064	27,064	27,064	27,064	—	27,064
Forfeited	—	—	—	—	—	—
Joanne H. Raphael
Accelerated	32,776	32,776	32,776	32,776	—	32,776
Forfeited	—	—	—	—	—	—
Gregory N. Dudkin
Accelerated	37,796	37,796	37,796	37,796	—	37,796
Forfeited	—	—	—	—	—	—

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(5)

The table includes the value of the TSR-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2019. In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout level. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — TSR

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
William H. Spence
Accelerated	—	—	—	—	176,893	176,893
Forfeited	—	72,295	72,295	—	72,295	72,295
Available after performance period completed	249,189	176,893	176,893	249,189	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	8,758	8,758
Forfeited	14,826	6,067	6,067	14,826	6,067	6,067
Available after performance period completed	—	8,758	8,758	—	—	—
Vincent Sorgi
Accelerated	—	—	—	—	39,803	39,803
Forfeited	58,641	18,838	18,838	58,641	18,838	18,838
Available after performance period completed	—	39,803	39,803	—	—	—
Paul W. Thompson
Accelerated	—	—	—	—	27,374	27,374
Forfeited	—	12,727	12,727	—	12,727	12,727
Available after performance period completed	40,102	27,374	27,374	40,102	—	—
Joanne H. Raphael
Accelerated	—	—	—	—	28,838	28,838
Forfeited	—	13,727	13,727	—	13,727	13,727
Available after performance period completed	42,566	28,838	28,838	42,566	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	32,692	32,692
Forfeited	—	14,035	14,035	—	14,035	14,035
Available after performance period completed	46,727	32,692	32,692	46,727	—	—

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(6)

The table includes the value of the ROE-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2019. In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout level. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ROE

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
William H. Spence
Accelerated	—	—	—	—	107,318	107,318
Forfeited	—	—	—	—	72,295	72,295
Available after performance period completed	179,614	179,614	179,614	179,614	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	5,949	5,949
Forfeited	12,016	—	—	12,016	6,067	6,067
Available after performance period completed	—	12,016	12,016	—	—	—
Vincent Sorgi
Accelerated	—	—	—	—	25,053	25,053
Forfeited	43,891	—	—	43,891	18,838	18,838
Available after performance period completed	—	43,891	43,891	—	—	—
Paul W. Thompson
Accelerated	—	—	—	—	17,394	17,394
Forfeited	—	—	—	—	12,727	12,727
Available after performance period completed	30,121	30,121	30,121	30,121	—	—
Joanne H. Raphael
Accelerated	—	—	—	—	18,365	18,365
Forfeited	—	—	—	—	13,727	13,727
Available after performance period completed	32,093	32,093	32,093	32,093	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	20,039	20,039
Forfeited	—	—	—	—	14,035	14,035
Available after performance period completed	34,074	34,074	34,074	34,074	—	—

(7)

In the event of involuntary termination for reasons other than for cause, Messrs. Bergstein and Sorgi would forfeit all outstanding restricted stock units and performance units because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the Compensation Committee.

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CEO PAY RATIO

The ratio of our CEO’s total compensation to our median employee’s total compensation, the CEO Pay Ratio, is a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using our global employee population of 12,355 as of October 1, 2019. To determine our median employee, we used regular wages, including annual cash incentive and other bonuses and overtime, as our consistently applied compensation measure, and annualized pay for those who commenced work during 2019. Using statistical sampling, we initially identified employees within 5% below and 5% above estimated median pay. From this group of employees, we selected our median employee, taking into consideration employees whose pay was projected to be consistent year-over-year and further excluding employees that have experienced higher pay volatility over the past five years.

After identifying the median employee, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table (SCT) on page 54, which includes salary and overtime pay, as well as cash incentive payments, change in pension value and company matching contributions to the 401(k) employee savings plan. Primarily due to a decrease in the discount rate used to measure pension obligations for PPL retirement plans, there was a large increase in the present value of the accumulated benefit for most participants. The volatility in the discount rate affects the Change in Pension Value reported in the SCT each year, which in turn affects the CEO Pay Ratio. Based on such calculation, our CEO’s total compensation was $14,142,567, while our median employee’s total compensation was $147,463. Accordingly, our CEO Pay Ratio was 96 to 1.

PPL CORPORATION 2020 Proxy Statement 77

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Fees to Independent Auditor for 2019 and 2018

For the fiscal years ended December 31, 2019 and 2018, Deloitte served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by Deloitte for the audit of our company’s annual financial statements for the fiscal years ended December 31, 2019 and 2018, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.

	2019	2018
	(In thousands)
Audit fees(a)	$6,060	$6,072
Audit-related fees(b)	1,556	401
Tax fees(c)	660	362
All other fees(d)	6	128
(a)

Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with new legislation and internal restructuring.

(d)	Includes fees for access to a Deloitte online accounting research tool, an enterprise risk management program analysis and a systems portfolio analysis.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2019 and 2018 services provided by Deloitte.

* * * * * *

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

78 PPL CORPORATION 2020 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 3

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. Deloitte & Touche LLP commenced service as the company’s independent auditor in 2016. Each year, the Audit Committee evaluates the performance and independence of the independent auditor. When deciding whether to reappoint the independent auditor, the Audit Committee considers various factors, including the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also periodically solicits competitive proposals for audit services from other independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with the Global Chief Compliance Officer as well as various members of management. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation Committee reviews various risks related to compensation matters, and the Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance.

PPL CORPORATION 2020 Proxy Statement 79

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Keith H. Williamson

Phoebe A. Wood

Armando Zagalo de Lima

80 PPL CORPORATION 2020 Proxy Statement

SHAREOWNER PROPOSAL PROPOSAL 4: INDEPENDENT BOARD CHAIRMAN

What are you voting on?

We have been notified that a shareowner intends to present a proposal for consideration at the Annual Meeting. The proposal is submitted by Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who has advised the company that his proxy, John Chevedden or his designee, plans to introduce the following shareowner proposal at the Annual Meeting. We have been notified that Mr. Steiner is the beneficial owner of no less than 500 shares of the company’s common stock.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve this proposal.

Shareholders request our Board of Directors adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived in the unlikely event that no independent director is available and willing to serve as Chairman. This proposal requests that each necessary step be taken to accomplish the above.

Boeing is an example of a company changing course and naming an independent board chairman in October 2019. Boeing did not wait for the next CEO succession. And Boeing is in better shape than PPL. Boeing stock is up 280% in 5-years. PPL stock has been flat for 5-years.

This proposal topic received 40%-support at the 2015 PPL annual meeting. This 40% support represented nearly a majority vote from the shareholders who had access to independent proxy voting advice.

And since the 50%-vote in 2015 we have had the same Chairman/CEO and the same Lead Director and the same flat stock price in a robust market. Our Chairman/CEO and our Lead Director received the most negative votes of any PPL director in 2019. The PPL Lead Director is clearly no substitute for an independent Board Chairman. PPL is overdue for a change to an independent Chairman of the Board.

Please vote yes:

Independent Board Chairman — Proposal 4

BOARD OF DIRECTORS’ RESPONSE

The Board of Directors believes that adoption of this proposal is unnecessary and not in the best interests of PPL and its shareowners.

The Board should retain the flexibility to determine its leadership structure. The Board has in-depth knowledge of PPL’s businesses and operations, strategic vision and goals and culture, and is acutely aware of the opportunities and challenges facing the company. As such, the Board is uniquely positioned to determine the most effective Board leadership structure for PPL at any given time. Rather than adopting a rigid, one-size-fits-all approach to Board leadership, as advanced by the proposal, the Board believes it is crucial to retain the flexibility to determine who should serve in the roles of Chairman and CEO, and whether those roles should be combined or separated.

In light of the company’s recently announced plans for a transition in the CEO position, the Board has determined to split the Chairman and CEO roles. The company announced on February 26, 2020 that Mr. Spence will transition out of his CEO role and become the non-executive Chairman of the Board as of June 1, 2020. Until that time, he will continue to serve as executive Chairman and CEO. In connection with this transition, Vincent Sorgi, who began his career at the company in 2006 and is currently serving as our President and Chief Operating Officer, will assume the

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SHAREOWNER PROPOSAL

PROPOSAL 4: INDEPENDENT BOARD CHAIRMAN

role of CEO as of June 1, 2020 and is being nominated in this proxy statement for election to the PPL Board of Directors. The Board believes the retention of Mr. Spence as non-executive Chairman is optimal at this time given Mr. Spence’s extensive experience in the utility industry, his deep knowledge of PPL’s complex business and operations and his ability to assess risks and opportunities, and to formulate and oversee the implementation of strategic initiatives. The Board also believes Mr. Spence’s service as non-executive Chairman supports a smooth transition in the company’s executive leadership. Further, it will allow Mr. Sorgi to focus primarily on the execution of PPL’s long-term strategy for sustainable growth, the day-to-day operations of PPL’s high-performing utilities, risk management, employee development and ongoing strategic planning.

While the Board continues to believe Mr. Spence serving as Chairman of the Board is most effective for PPL at this time, the Board retains the flexibility to adopt a different approach if and when it believes doing so is appropriate. The Board will continue to evaluate the effectiveness of the Board’s leadership structure and is committed to review the need or desire for an independent Chairman on at least an annual basis and will make any future decisions based upon the best interests of the company and its shareowners at that time.

The Board’s leadership structure is complemented by a strong independent lead director. PPL’s Guidelines for Corporate Governance provide that whenever the Chairman does not qualify as an “independent director,” the independent directors will designate an independent lead director. The duties of our current lead director, John W. Conway, include:

•	Presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting.

•	Serving as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO.

•	Reviewing and approving meeting agendas and schedules for the Board and soliciting suggestions from the Board on meeting topics, such as strategy, management performance and governance matters.

•	Calling meetings of the independent directors, as needed.

•	Responding to shareowner and other stakeholder questions directed to the presiding or lead director, as well as to the independent directors as a group.

•	Fulfilling such other responsibilities as the Board may from time to time request.

The Board believes the responsibilities delegated to our lead director are substantially similar to many of the functions typically fulfilled by a board chairman. From the Board’s perspective, the lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

PPL’s other corporate governance practices help to provide effective independent oversight of management. The Board has determined that, with the exception of Messrs. Spence and Sorgi, all of our directors are independent. In addition, all members of each of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance and Nominating Committee are independent, allowing for independent oversight of such important matters as the company’s business and financing plans, the integrity of PPL’s financial statements, legal compliance, risk management, corporate governance, sustainability and corporate social responsibility issues, executive compensation, the nomination of directors and the evaluation of Board members.

Further, under PPL’s Guidelines for Corporate Governance, the independent directors meet at least annually in executive session to evaluate the CEO’s performance, to discuss the CEO’s compensation and to address any other matters they deem appropriate. In addition, as noted elsewhere in our proxy statement, the independent directors convene in executive sessions without any management or employee directors present at each regularly scheduled Board meeting and as needed to review any matters they deem appropriate. The Board members also have direct and unlimited access to the company’s management — a right they are encouraged to exercise — and are authorized to retain independent outside financial, legal, compensation or other advisers at any time.

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SHAREOWNER PROPOSAL

PROPOSAL 4: INDEPENDENT BOARD CHAIRMAN

Moreover, the Board has adopted other governance practices that reinforce and facilitate management accountability and promote meaningful independent oversight. Those practices include, for example:

•	Annual election of directors;

•	A majority voting standard in uncontested director elections;

•	Permitting shareowners the right to include director nominees in the company’s proxy statement (see “Director Nomination Process and Proxy Access” on page 17); and

•	Permitting shareowners the right to call a special meeting.

The Board understands that leadership structures evolve and that having a different leadership structure, at some point in the future, could be in the best interests of PPL and its shareowners. However, the Board believes it should retain the flexibility to determine who should serve in the roles of Chairman and CEO and whether those roles should be combined or separated. The Board believes that mandating otherwise would be unnecessarily rigid and unwise. Given the independence of our lead director and a substantial majority of the Board and our other corporate governance practices, as well as the clear advantages of maintaining a flexible approach to determining the most effective Board leadership structure under the circumstances, the Board believes that adoption of the proposal is not in the best interests of PPL and its shareowners.

Your Board of Directors recommends that you vote AGAINST Proposal 4

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GENERAL INFORMATION

On what matters am I voting?

There are four proposals scheduled to be voted on at the meeting:

•	the election of ten directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs;

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020; and

•	the consideration of one shareowner proposal, if properly presented at the meeting.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to participate in the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2019.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the internet. Accordingly, commencing on or about April 2, 2020, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

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GENERAL INFORMATION

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 28, 2020, may vote at the virtual Annual Meeting or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the internet, by telephone, by mail or by participating in the virtual Annual Meeting.

•	Via the internet

If you received a Notice, you may vote by proxy at www.proxyvote.com by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. When you call, please have the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The telephone and internet voting facilities for shareowners of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m., Eastern Time, on May 12, 2020.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m., Eastern Time, on May 12, 2020 in order for your vote to be counted.

•	By participating in the virtual Annual Meeting

See “How can I participate in the Annual Meeting” below for instructions as to how you can vote at the virtual meeting.

If you vote via the internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve compensation of NEOs;

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GENERAL INFORMATION

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020; and

•	AGAINST the shareowner proposal.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the internet, by telephone or by mail.

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 28, 2020 will be voted by the trustee in accordance with your instructions. Participants may not vote at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Eastern Time, on May 8, 2020, if you vote by mail, by telephone or on the internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 12, 2020;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or internet voting procedures; or

•	voting at the virtual Annual Meeting.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote at the virtual Annual Meeting. Brokerage firms, banks or other holders of record generally

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GENERAL INFORMATION

have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

How can I participate in the Annual Meeting?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareowners, this year’s Annual Meeting will be held in a virtual meeting format only, which will be conducted live through an audio webcast on the internet. You will not be able to attend the Annual Meeting in-person. We believe that a virtual meeting this year provides expanded shareowner access and participation at a time when many shareowners may be concerned with possible health risks of attending a meeting with a large group of people or who are subject to “stay-at-home” directives. The virtual meeting affords shareowners the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. You will be able to attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPL2020.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:30 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 855-449-0991 (toll-free) or 720-378-5962 (toll and international line). If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, www.pplweb.com/PPLCorpProxy, including information on when the meeting will be reconvened.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

•

Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice or on your proxy card. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” You may submit questions through this pre-meeting forum until the start of the meeting.

•

During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/PPL2020 to attend the meeting, during which you may type your question into the “Ask a Question” field, and click “Submit.” You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, service issues or customer bills, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.pplweb.com/PPLCorpProxy. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

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GENERAL INFORMATION

How will the Annual Meeting be conducted?

The Chairman of our Board (or any other person designated by our Board) has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules of conduct, which will be available prior to the virtual meeting at www.pplweb.com/PPLCorpProxy, for shareowners who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareowners, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing shareowners who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. Consistent with our prior in-person annual meetings, however, we expect that all questions submitted in accordance with the rules of conduct generally will be addressed.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present at the virtual meeting, or by proxy, to constitute a quorum. As of the record date of February 28, 2020, there were 768,179,683 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, at the virtual meeting or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Proposal 1 (election of directors). Proposal 2 (advisory vote to approve executive compensation) and Proposal 4 (shareowner proposal) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

Proposal 3 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

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GENERAL INFORMATION

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the Annual Meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

•	Shareowners of Record

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2019 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact EQ Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854, or by phone at 800-345-3085.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact as indicated above and a separate copy will be sent to you promptly.

•	Beneficial Owners

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record. You may also contact Broadridge in writing: ATTN: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at 866-540-7095.

PPL CORPORATION 2020 Proxy Statement 89

GENERAL INFORMATION

When are the 2021 shareowner proposals due?

To be included in the proxy materials for the 2021 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 3, 2020:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2021 Annual Meeting.

Acronyms used in this proxy statement

CD&A	Compensation Discussion and Analysis	NEO	Named executive officer
DDCP	Directors Deferred Compensation Plan	NYSE	New York Stock Exchange
EPS	Earnings per share from ongoing operations as adjusted for compensation purposes	PPL	PPL Corporation
ESG	Environmental, Social and Governance	PPL Electric	PPL Electric Utilities Corporation
ESOP	Employee Stock Ownership Plan	ROE	Return on Equity
GAAP	Generally accepted accounting principles	RSU	Restricted Stock Units
GNC	Governance and Nominating Committee	SEC	Securities and Exchange Commission
ICP	Incentive Compensation Plan	SERP	Supplemental Executive Retirement Plan
ICPKE	Incentive Compensation Plan for Key Employees	SIP	Amended and Restated 2012 Stock Incentive Plan
IRS	Internal Revenue Service	TSR	Total Shareowner Return
LKE	LG&E and KU Energy LLC	UTY	Philadelphia Stock Exchange Utility Index
LTI	Long-term Incentives	WPD	Western Power Distribution

90 PPL CORPORATION 2020 Proxy Statement

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Earnings from Ongoing Operations

As Adjusted for Compensation Purposes

After-Tax (Unaudited)	2019
(in millions)	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	PPL Corporation

Net Income	$ 977	$436	$458	$(125)	$1,746

Less: Special Items (expense) benefit:(1)

Foreign currency economic hedges, net of tax of $13	(51)				(51)

Talen litigation costs, net of tax of $1				(5)	(5)

Other, net of tax of $1	(4)				(4)

Total Special Items	(55)	—	—	(5)	(60)

Earnings from Ongoing Operations	$1,032	$436	$458	$(120)	$1,806

Goal Adjustments:

Exclude certain allocated financing costs(2)		33

Exclude domestic PPL Global activity(3)	22

Exclude intercompany interest income(4)			(5)

Goal Results in USD	$1,054	$469	$453

Average GBP to USD exchange rate of $1.28 per GBP

Goal Results in GBP

After-Tax (Unaudited)	2019
(per share - diluted)	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	PPL Corporation

Net Income	$ 1.33	$0.59	$0.62	$(0.17)	$2.37

Less: Special Items (expense) benefit:(1)

Foreign currency economic hedges	(0.06)				(0.06)

Talen litigation costs				(0.01)	(0.01)

Other	(0.01)				(0.01)

Total Special Items	(0.07)	—	—	(0.01)	(0.08)

Earnings from Ongoing Operations	$ 1.40	$0.59	$0.62	$(0.16)	$2.45

Goal Adjustments:

Exclude certain foreign currency economic hedges(5)					0.04

Goal Result					$2.49

(1)

See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for additional information on special items.

(2)

The Kentucky Regulated Business Segment net income goal is based on LKE ongoing net income and therefore the goal target and result exclude certain acquisition-related financing costs that are allocated to the Kentucky Regulated Segment.

(3)

The U.K. Regulated Segment consists of PPL Global, LLC (“PPL Global”), which primarily includes WPD’s regulated electricity distribution operations, the results of hedging the translation of WPD’s earnings from British pound sterling into U.S. dollars, and certain costs, such as U.S. income taxes, administrative costs and allocated acquisition-related financing costs. The U.K. Business Segment net income goal is based on WPD ongoing net income in GBP from its regulated electricity distribution operations, and therefore the goal target and goal result both exclude all domestic PPL Global USD ongoing activity.

A-1

(4)	The PA Regulated Business Segment net income goal result excludes unbudgeted interest income associated with intercompany loans that is eliminated in consolidation.

(5)

The PPL Corporation EPS goal includes all ongoing earnings per share with the exception of the impact of certain unbudgeted foreign currency economic hedges executed to optimize the period in which the contracts settle.

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•	Unrealized gains or losses on foreign currency economic hedges (as discussed below).

•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings. See Note 17 to the Financial Statements in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for additional information on foreign currency economic activity.

A-2

SHAREOWNER INQUIRIES:

Equiniti Trust Company

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2019 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s internet website identified below.

Whether you plan to attend the virtual Annual Meeting or not, you may vote over the internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D04194-Z76762-Z76795 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! PPL CORPORATION PPL CORPORATION C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735 1a. John W. Conway 1e. Vincent Sorgi 1c. Raja Rajamannar 1g. Natica von Althann 1j. Armando Zagalo de Lima Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1b. Steven G. Elliott 1f. William H. Spence 1d. Craig A. Rogerson 1h. Keith H. Williamson 1i. Phoebe A. Wood 1. Election of directors: 2. Advisory vote to approve compensation of named executive officers 3. Ratification of the appointment of Independent Registered Public Accounting Firm4. Shareowner Proposal – Adopt policy to require independent chairman of the board THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. For address changes and/or comments, please check this box and write them on the back where indicated. VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/PPL2020 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m. Eastern Time on May 12, 2020.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) D04195-Z76762-Z76795 PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS WEDNESDAY, MAY 13, 2020 9:00 A.M. EASTERN TIME PPL CORPORATION Annual Meeting of Shareowners May 13, 2020 9:00 AM This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2020 William H. Spence and Joanne H. Raphael, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 13, 2020, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4. By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Joanne H. Raphael, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS BALLOT CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! PPL CORPORATION 1a. John W. Conway 1e. Vincent Sorgi 1c. Raja Rajamannar 1g. Natica von Althann 1j. Armando Zagalo de Lima Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1b. Steven G. Elliott 1f. William H. Spence 1d. Craig A. Rogerson 1h. Keith H. Williamson 1i. Phoebe A. Wood 1. Election of directors: 2. Advisory vote to approve compensation of named executive officers 3. Ratification of the appointment of Independent Registered Public Accounting Firm4. Shareowner Proposal – Adopt policy to require independent chairman of the board The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. For address changes and/or comments, please check this box and write them on the back where indicated. D04196-Z76762 PPL CORPORATION C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2020. Have your ballot card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2020. Have your ballot card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your ballot card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed ballot card no later than 11:59 p.m. Eastern Time on May 8, 2020.

D04197-Z76762 PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS WEDNESDAY, MAY 13, 2020 9:00 A.M. EASTERN TIME PPL CORPORATION Annual Meeting of Shareowners May 13, 2020 9:00 AM Employee Stock Ownership Plan (ESOP) This ballot is solicited by the Board of Directors This is a ballot for voting these shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 13, 2020. If you do not return your ballot card, or return it unsigned, or do not vote by telephone or internet, the ESOP provides that the Trustee will vote these shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. Please review the information carefully and indicate how you wish these shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or internet is extremely important. This ballot, if sent by mail, must be received by 11:59 p.m. (ET) on May 8, 2020 in order for your vote to be counted. If you wish to vote by telephone or on the internet, please follow the instructions on the reverse side. Continued and to be signed on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)